UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14C/A

INFORMATION REQUIRED IN INFORMATION STATEMENT

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

Check the appropriate box:

☒	Preliminary information statement
□	Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))
□	Definitive information statement

HELMER DIRECTIONAL DRILLING CORP.

(Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

(1)	Title of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which transaction applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
(4)	Proposed maximum aggregate value of transaction:
(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing Party:
(4)	Date Filed:
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HELMER DIRECTIONAL DRILLING CORP.

2845 Snowflake Dr.

Boise, Idaho 83706

PRELIMINARY INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY,

AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

INTRODUCTION

This Information Statement is furnished to the stockholders of Helmer Directional Drilling Corp., a Nevada corporation (“we” “us” “our” or the “Company”), in connection with action taken by our board of directors and the holders of a majority in interest of our voting capital stock to approve a reverse split of our outstanding shares (“Reverse Split”) and to effect a restatement of our Articles of Incorporation (“Restatement”) to increase the number of post-split authorized shares of our common and preferred stock. On March 14, 2013 (the “Closing Date”), Helmer Directional Drilling Corp. (the “Company”) entered into a share exchange agreement (the “Exchange Agreement”) by and among the Company, Excelsior Gold Corporation, a Utah corporation (“Excelsior”), and the shareholders of Excelsior, pursuant to which the Company purchased all of the outstanding common stock of Excelsior in exchange for 1,000.999 shares of our Series M preferred stock, par value $0.001 per share (the “Series M Preferred Stock”) which represents 74% of the Company’s issued and outstanding common stock on a fully diluted basis, immediately following the share exchange. (such transaction is sometimes referred to herein as the “Share Exchange”). Series M Preferred Stock is convertible into 302,000,000 shares of common stock, conditional upon the amendment of the Company’s Articles of Incorporation to increase the number of authorized shares to 700,000,000. As a result of the Share Exchange, we are now the holding company of Excelsior and an exploration stage company with properties located in Washington and Montana.

The Share Exchange has been ratified by the written consent of our board of directors. The Reverse Split and Restatement have been ratified by the written consent of the holders of a majority in interest of our voting capital stock, consisting of our outstanding common stock, and Series M Preferred Stock, as well as our board of directors by written consent. We anticipate that a copy of the Definitive Information Statement will be mailed to our shareholders. We have also attached a copy of the Restatement to this Information Statement for your reference.

In effecting the Reverse Split, we are consolidating the number of our outstanding shares of common stock on a ratio of 1 share for every 20 shares issued and outstanding as of the record date set forth below. We will not issue fractional shares and will round each fractional share up to the nearest whole share.

The Restatement is not effective until at least 20 days after the mailing of this Information Statement. We anticipate that the effective date for the Restatement will be on or about November 26, 2013.

RECORD DATE, VOTE REQUIRED AND RELATED INFORMATION TO THE RESTATEMENT AND REVERSE SPLIT

If the Restatement, and Reverse Split were not adopted by majority written consent, they would have been required to be considered by our stockholders at a special stockholders’ meeting convened for the specific purpose of approving the Restatement, and Reverse Split. The elimination of the need for a special meeting of stockholders to approve the Restatement, and Reverse Split is made possible by Section 78.320 of Nevada Revised Statutes (the “NRS”), which provides that the written consent of the holders of outstanding shares of voting capital stock, having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for such a special meeting. Pursuant to the NRS, a majority in interest of our capital stock entitled to vote thereon is required in order to approve the Restatement, and Reverse Split. In order to eliminate the costs and management time involved in holding a special meeting, our Board of Directors determined that it was in the best interests of all of our shareholders that the Restatement, and Reverse Split, be adopted by majority written consent and this Information Statement to be mailed to all stockholders as notice of the action taken.

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The record date for purposes of determining the number of outstanding shares of our voting capital stock, and for determining stockholders entitled to vote in the Restatement and Reverse Split, is the close of business on September 9, 2013 (the “Record Date”). As of the Record Date, we had outstanding:

(i)	105,692,627 shares of common stock;
(ii)	1,000.999 shares of Series M Preferred Stock.

The transfer agent for our common stock is Worldwide Stock Transfer, LLC.

NO MEETING OF STOCKHOLDERS REQUIRED

We are not soliciting any votes in connection with the Share Exchange, Restatement, or Reverse Split. Pursuant to the NRS shareholders are not entitled to approve the Share Exchange. The persons that have consented to the Restatement, and Reverse Split hold a majority of the Company’s outstanding voting rights and, accordingly, such persons have sufficient voting rights to approve the Restatement, and Reverse Split.

REVERSE STOCK SPLIT

On August 20, 2013, our board of directors and the holder of a majority in interest of our voting capital stock approved a 1-for-20 reverse split of our common shares (“Reverse Split”). This approval is anticipated to be effective 20 days after this Information Statement has been distributed to our shareholders.

As a result of the Reverse Split, each shareholder of record as of September 20, 2013, will receive one (1) share of common stock for each twenty (20) shares of common stock they held prior to the Reverse Split, provided however, that fractions of a share shall be rounded up to the nearest whole share. We anticipate that following the Reverse Split, there will be approximately 22,400,000 shares of common stock issued and outstanding. There will be no shares of preferred stock issued and outstanding.

As a result of the Restatement, our board of directors may issue up to 700 Million shares of common stock and 25 million shares of preferred stock, which will have a major dilutive effect upon you, our shareholders.

Our board of directors believes that the Reverse Split is advisable and in the best interests of the Company and its stockholders to allow the Company to execute new business plan and position itself to raise additional investment capital, if needed.

RESTATEMENT OF ARTICLES OF INCORPORATION

The Restatement will make the following changes to our Articles of Incorporation:

Increase in Authorized Common Shares. We are increasing the number of our authorized shares of common stock from 300,000,000 to 700,000,000 shares.

Increase in Authorized Preferred Shares. We are not increasing the number of our authorized shares of preferred stock. Authorized preferred shares will remain at 25,000,000 shares, to be issued in any number of series, with each series having such designation, rights, preferences, privileges, and restrictions as determined by our board of directors.

Reduction in Par Value. We are reducing the par value per share of our common and preferred stock from $0.001 to $0.0001 per share.

Anti-takeover provisions. the amended and restated Articles of Incorporation allows the board of directors to use certain anti-takeover measures to retain control of the Company. First, the board of directors may issue common stock to anyone including control persons or management to increase ownership percentages; and second, the board of directors may create different classes of preferred stock with rights and characteristics giving majority shareholder control of the Company through conversion rights, super-voting rights, or other

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designations with certain powers, preferences, and rights as are created by the board of directors. The board of directors of the Company has no plan or intention to implement any anti-takeover measures at this time through the issuance of common or preferred stock of the Company. The Company also has no plans or proposals to adopt other provisions or enter into other arrangements that may have material anti-takeover consequences..

We believe the Restatement will not adversely affect stockholders but will enable the Company’s board of directors, without further authorization from shareholders, to issue up to 700,000,000 shares of common stock and up to 25,000,000 shares of preferred stock having such rights, privileges, and preferences as determined by the board of directors, for consideration deemed adequate in exchange for such shares. We have attached a copy of the Restatement to this Information Statement.

SHARE EXCHANGE

On March 14, 2013, our board of directors approved the Share Exchange. A summary of the principal terms of the Share Exchange Agreement, a copy of which is attached as appendix B to this Information Statement, is as follows:

As a result of the Share Exchange , the Company consummated the transactions contemplated by the Exchange Agreement pursuant to which the Registrant issued 1,000.999 shares of Series M Preferred Stock of the Registrant to former Excelsior shareholders, which represents 74% of the issued and outstanding shares of the Company on a fully diluted basis immediately following the closing of the Share Exchange and full conversion of the Series M Preferred Stock. Douglas McFarland, our former CEO, has beneficial voting control over a majority of our outstanding shares and may, therefore, unilaterally determine the election of our Board of Directors and the direction of the Company.

As a condition to the Share Exchange, Georgette Wansor, the sole officer and director of the Company, as well as the Majority Shareholder, agreed to cancel 155,466,645 shares of our common stock, par value $0.001 (the “Cancelled Stock”).

Immediately following the Closing, the Company intends to change its name to Excelsior Gold & Metals, Inc. to better reflect the nature of its business. On January 7, 2013 we filed a preliminary 14C Information Statement to change our name and increase our number of authorized shares of common stock to 700,000,000. We expect to file the Definitive 14C and complete the corporate actions now that the Share Exchange has closed.

Prior to the consummation of the Share Exchange, our Board of Directors was comprised of one director, Ms. Wansor. Effective at the closing of the Share Exchange, Ms. Wansor resigned from her position as Chairman and appointed Mr. Douglas McFarland to serve as Chairman of our Board and W. Glen Zinn and Paul Donaldson to serve as members of the Board effective 10 days following the mailing of Schedule 14(f) to our shareholders. Ms. Wansor tendered her resignation as a director to be effective 10 days following the mailing of Schedule 14(f).

On May 14, 2013, Douglas McFarland was replaced as Chief Executive Officer and as a Director of the Company by Paul Donaldson. Mr. Donaldson resigned as Chief Executive Officer and Director on November 5, 2013, Both Mr. McFarland and Mr. Donaldson will be remaining on as consultants to assist the Company in the execution of its business plan.

A summary of the aforementioned officers and directors background and experience is as follows:

Chene C. Gardner, 49, Chief Financial Officer. In addition to his role as Chief Financial Officer of the Company, Mr. Gardner is the President of Chene C. Gardner & Associates, Inc., a provider of various accounting, and compliance services to public entities in their filings with the Securities and Exchange Commission. Mr. Gardner is also the Chief Financial Officer and Principal Executive Officer of Vican Resources, Inc., a filer of reports pursuant to requirements of the Securities Exchange Act of 1934 (the “Exchange Act”), and has served in these capacities since May 2011. Mr. Gardner is also the Chief Financial Officer of Alto Group Holdings, Inc, having served in such capacity since April 15, 2010. Mr. Gardner also serves as the Financial Controller for Fuelstream, Inc. (since March 2001), Start Scientific, Inc. (since March 2004), and Uplift Nutrition (since April 2010), all filers of reports with the Commission under the Exchange Act. Mr. Gardner also has five years of auditing and accounting experience with the firm of Deloitte & Touche LLP from June 1990 to August, 1995, serving clients in the banking, manufacturing, and retail industries. Mr. Gardner holds Bachelor and Master of Accounting degrees from Weber State University.

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W. Glen Zinn, 72, President, Chief Operating Officer and Director. Mr. Zinn has 45 years of senior executive for mining and minerals exploration companies around the world. Since 2010, Mr. Zinn has been an independent management and operation consultant for various U.S. natural resource companies. From 2004 to 2010, he was Chairman, CEO, and President of Bell Copper Corporation, an international copper exploration development and production company. From 1986 to 1993, he was an executive with Hecla Mining Company, serving as the Vice President of Corporate Development & Exploration from 1990-1993. In 1980, Mr. Zinn was appointed by Secretary of the Interior William Clark to the National Strategic Materials and Minerals Program Advisory Committee to provide advice in respect of mineral needs and resources for purposes of national security. From 1971 to 1986, he worked as Chief Geophysicist and served in management positions with the minerals division of Union Oil. He also worked as Chief Geophysicist and served in various management positions with Molycorp when it was acquired by Union Oil. Mr. Zinn holds a Bachelor of Science degree in Geological Engineering with a minor in Geophysics from the Michigan College of Mining & Technology. From 1966-1971, he worked for the Anaconda Company as an Exploration and District Geophysicist. Mr. Zinn also holds various postgraduate certificates from MIT, Stanford, and Northwestern.

John D. Thomas, 41, Secretary and Director. Mr. Thomas practices law specializing in general corporate law, securities, and mergers and acquisitions for his law firm, John D. Thomas P.C. From March 2008 until March 2012, Mr. Thomas served as a member of the board of directors and chairman of the audit committee of Bayhill Capital, Inc. (BYHL.OB), a filer of reports pursuant to 13(a) and 15(d) of the Securities Exchange Act of 1934. From July, 2009 to May, 2011, Mr. Thomas served as a member of the board of directors of Vican Resources, Inc. (OTC: VCAN), a filer of reports pursuant to 13(a) and 15(d) of the Securities Exchange Act of 1934. From May 2006 to June 2008, Mr. Thomas was the director of the microcap division for MCC Global NV (FSE: IFQ2), an international financial services and investment conglomerate based in London and traded on the Geregelte rmarkt of the Frankfurt Stock Exchange. He has also been general legal counsel for Legal Life Plans, Inc., (OTC: LLFP) since May, 2004 and as a member of the board of directors since March 2012, a filer of reports pursuant to 13(a) and 15(d) of the Securities Exchange Act of 1934. Since August 2009, Mr. Thomas has been a member of the board of directors of London Pacific & Partners, Inc. (OTC: LDPP), a Los Angeles and London-based investment and advisory firm specializing in healthcare and hospitality finance. In August, 2009, Mr. Thomas entered into a settlement with the Commodity Futures Trading Commission wherein Mr. Thomas consented to an order of permanent injunction from his future involvement in commodity pools trading and commodities operations. Mr. Thomas holds a Juris Doctor degree from Texas Tech University School of Law and is licensed to practice law in Texas and Utah.

Juan (John) Gutiérrez, 67, Director. Mr. Gutiérrez, is presently the owner of GGEO, Ltd., a geo consulting group specializing in the sourcing of strategic materials and metals and has served in this capacity since June 2009. GGEO has provided consulting services for a number of national and international mining, research and engineering firms including Electro-Chem Technologies & Materials, Wyman Engineers, PARS Environmental, Inc., 5N Plus; Geovic Energy, Mountain States R&D International, Inc., Bolivian Minerals Group and Dynamic Production Inc. Concurrently, Juan is the primary mining Consultant for Matmown, Inc., a Nevada-based international mineral mining and exploration company and the Kaloff Family Trust (Mineral Hill Mine, Arizona).

From June 2006-2009, Gutiérrez was owner & chief field engineer for MineSeal, LLC, a company he started specializing in mine closures utilizing a polyurethane foam manufactured by the company.

From July 1998-June 2006, Gutiérrez was mining engineer/mineral examiner for the U.S. Forest Service evaluating mineral properties and lead mine closure/remediation specialist.

April 1992-July 1998, Gutiérrez worked as a mining engineer at the Washington office level for the U.S. Forest Service and State Department, U.S. Embassy, in Venezuela. He served as a mining & environmental advisor to the Venezuelan government in the gold and diamond sectors of Bolivar State, Venezuela. During that same time period, Gutiérrez consulted for the USAID (World Bank) and U.S. State Department in Brazil in sustainable mining practices and alternative mercury-free methods for gold recovery.

Gutiérrez holds a B.A. (anthropology) from the University of Nevada, and a B.S. (Geology) School of Mines, University of Idaho. He attended graduate studies in geological engineering at the University of Idaho, Moscow. Juan is a Licensed Professional Geologist, Certified Mineral Examiner, Registered Environmental Manager and meets the requirements of a QP, as a Registered Member of SME, recognized under the Canadian Instrument 43-101.

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Roger Gill, 66, Director. Mr. Gill is a certified engineering geologist with Washington State, and currently employed with Construction Special Inspection (“CSI”) in the position of Geologist/Laboratory Manager. Prior to joining CSI in September, 2011, Mr. Gill was employed by Hammond Collier Wade Livingstone from June, 1993 to September, 2011 in the same position. Mr. Gill also has 39 years of diverse experience in the mining industry as an exploration geologist with several major mining companies and as a geological consultant. Since June, 2008, Mr. Gill has consulted for Lovitt Resources, Inc. on both the Lovitt Mine and the Wenatchee Gold Belt in Washington State.

As a result of the Share Exchange, we will explore two properties, the Great Excelsior Mine (“Excelsior Mine”), which interests consist of 60 lode mining claims (also sometimes referred to as the “Excelsior Claims”) in Northeast Washington, and the Liver Peak Property (“Liver Peak”), which comprises 30 unpatented federal mining claims covering 620 acres in the Lolo National Forest in Sanders County, Montana, about 8 kilometers northeast of the town of Thompson Falls. (also sometimes referred to as the “Liver Peak Claims”), (collectively, the “Assets”), 1,000.999 shares of Series M Preferred Stock of the Company to former Excelsior shareholders, which represents 74% of the issued and outstanding shares of the Company on a fully diluted basis. The Share Exchange has been ratified by the written consent of our board of directors on March 14, 2013. We anticipate that a copy of this Definitive Information Statement will be mailed to our shareholders as of the date hereof.

The Excelsior Claims are owned by Excelsior Gold Corporation, a Utah Corporation that is controlled by Doug McFarland our former Chief Executive Officer, and controlling shareholder of the Company.

Our board of directors believes that the Share Exchange is advisable and in the best interests of the Company and its stockholders for the following reasons:

•	The consideration paid in exchange for the value of the assets of Excelsior acquired, in the opinion of the Board of Directors represents considerable value to the Company and its shareholders;
•	The strategic alternative to the Share Exchange, including the additional options available to raise capital to further develop the acquired assets through private placements and public securities offerings;
•	the Board of Directors’ belief that no other alternative reasonably available to the Company and its stockholders would provide greater value and certainty to stockholders within the foreseeable future;
•	the likelihood that the proposed Share Exchange would be completed, including the limited number and nature of the conditions to complete the Share Exchange;

As previously noted, immediately following the completion of the Share Exchange, Douglas McFarland, was appointed Chief Executive Officer, and Chairman of the Board.

On May 14, 2013, Douglas McFarland resigned and was replaced as Chief Executive Officer by Paul Donaldson. Mr. McFarland will be remaining on as a consultant to assist the Company in the execution of its business plan.

On November 5, 2013, Paul Donaldson resigned as Chief Executive Officer and a Director of the Company. Mr. Donaldson will be remaining on as a technical consultant to assist the Company in the execution of its business plan.

CONDITIONS OF CLOSING

Pursuant to the terms of the Share Exchange the following conditions of closing must be met or waived or the Share Exchange will not be consummated:

•	Filing of the Restatement, wherein we will increase the number of our authorized shares to 700,000,000; and

155,466,645 shares of Georgette Wansor, the sole officer and director of the Company, as well as the Majority Shareholder, then outstanding must be cancelled and retired.

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CERTAIN TRANSACTIONS

On March 14, 2013, the closing date of the Share Exchange, the Registrant consummated the Share Exchange pursuant to which the Registrant issued 1,000.999 shares of Series M Preferred Stock of the Registrant to former Excelsior shareholders, which represents 74% of the issued and outstanding shares of the Registrant on a fully diluted basis immediately following the closing of the Share Exchange, and full conversion of the Series M Preferred Stock. As a result Douglas McFarland, our former Chairman and Chief Executive Officer, has beneficial voting control over a majority of our outstanding shares and may, therefore, unilaterally determine the election of our Board of Directors and the direction of the Company.

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QUESTIONS AND ANSWERS

Why am I receiving this Information Statement?

This Information Statement describes the transactions relating to the approval of the Restatement and Reverse Split by holders of a majority of the outstanding voting shares of the Company. Our Board of Directors is providing this Information Statement to you pursuant to Section 14(c) of Exchange Act solely to inform you of, and provide you with information about the Share Exchange, Restatement and Reverse Split .

Who is entitled to receive this Information Statement?

Shareholders of record as of the close of business on March 13, 2013 are entitled to receive this Information Statement, which describes the actions that have been approved by the written consent of the holders of a majority of the outstanding voting shares of the Company.

Am I being asked to vote on the Share Exchange, Restatement, or the Reverse Split?

No, we are not asking you to vote for approval of the Share Exchange, Restatement, or the Reverse Split or to provide your written consent, because your vote or written consent is not required for approval. The Share Exchange was not adopted by majority written consent and majority shareholder consent was not required. Pursuant to Nevada law. unless otherwise provided for in a corporation's Articles of Incorporation or Bylaws, shareholders are not entitled to approve acquisitions or issuances of shares of the corporation's capital stock incidental thereto. The Restatement and Reverse Split have already been approved by the written consent of the holders of a majority of the outstanding voting shares of the Company.

Will there be a special meeting of shareholders to consider and approve the Restatement or the Reverse Split?

No. We will not hold a special meeting of shareholders to consider and approve the Restatement or the Reverse Split.

What are the dilutive effects of the Restatement or the Reverse Split?

Reverse Split: As a result of the Reverse Split, each shareholder of record as of September 20, 2013, will receive one (1) share of common stock for each twenty (20) shares of common stock they held prior to the Reverse Split, provided however, that fractions of a share shall be rounded up to the nearest whole share. We anticipate that following the Reverse Split, there will be approximately 22,400,000 shares of common stock issued and outstanding. There will be no shares of preferred stock issued and outstanding.

Our board of directors may issue up to 700 Million shares of common stock and 25 million shares of preferred stock, which will have a major dilutive effect upon you, our shareholders.

Our board of directors believes that the Reverse Split is advisable and in the best interests of the Company and its stockholders to allow the Company to execute new business plan and position itself to raise additional investment capital, if needed.

Restatement: The changes to our Articles of Incorporation will not adversely affect stockholders but will enable the Company’s board of directors, without further authorization from shareholders, to issue up to 700,000,000 shares of common stock and up to 25,000,000 shares of preferred stock having such rights, privileges, and preferences as determined by the board of directors, for consideration deemed adequate in exchange for such shares.

How was the consideration for the Share Exchange determined?

The consideration for the Share Exchange was determined in arm's length negotiations between the Company and disinterested directors of Excelsior. Following extensive negotiations between the parties, the Company purchased

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all of the outstanding common stock of Excelsior in exchange for 1,000.999 shares of Series M preferred stock, which represents 74% of the Company’s issued and outstanding common stock on a fully diluted basis, immediately following the share exchange. The Series M Preferred Stock is convertible into 302,000,000 shares of common stock, conditional upon the amendment of the Company’s Articles of Incorporation to increase the number of authorized shares to 700,000,000.

Where can I find more information about Excelsior?

Please see the summary information provided below in the Section entitled Information About Excelsior, as well as our website at http://www.excelsiorgoldcorp.com. Additionally, please see the disclosures of the Company with the Securities and Exchange Commission’s (“SEC”) Edgar system at http://www.sec.gov.

Is the closing of the Share Exchange subject to the satisfaction of any conditions?

Yes. Before the Share Exchange may be consummated, certain closing conditions must be satisfied or waived. These conditions are described in this Information Statement in the section above entitled The Share Exchange - Closing Conditions. If these conditions are not satisfied or waived, then the Share Exchange will not be consummated even though it has been approved by the Board and by written consent of the holders of a majority of the outstanding voting shares of the Company.

Has the Company begun mining, exploration, and development activities after the Share Exchange?

As a result of the Share Exchange, we are now the holding company of Excelsior and operating an exploration stage company with our first two properties, the Great Excelsior Mine in Washington and the Liver Peak Property in Montana.

What should I do now?

No action by you is required.

Who can help answer my questions?

If you would like additional copies, without charge, of this Information Statement, or if you have questions about the Share Exchange, the Restatement, or the Reverse Split, then you should contact us as follows:

HELMER DIRECTIONAL DRILLING CORP.

2845 Snowflake Dr.

Boise, Idaho 83706

208 761-5970

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INFORMATION ABOUT EXCELSIOR

BUSINESS

Business Overview

Our objective as a small mining company is to consolidate mining interests, claims, mineral rights, and operations as an exploration stage company with our first two properties located in Washington and Montana.

Our Corporate History and Background

We were incorporated in the State of Nevada on September 8, 2006. Prior to March 14, 2013, we were a developmental stage company that had a principal business objective of offering premium baseball cap type headwear for women with exquisite taste and extravagant appetites as exclusive accessories to differentiate themselves. However, due to lack of capital, the Company had not been able to commence any business.

In late 2011, we considered entering into the directional well drilling industry and changed our name from Exclusive Apparel, Inc. to Helmer Directional Drilling Corp (the “Company”). However, we were unable to attract the necessary capital and management to begin any operations.

On March 14, 2013 (the “Closing Date”), the Company entered into a share exchange agreement (the “Exchange Agreement”) with Excelsior Gold Corporation, a Utah corporation (“Excelsior”), and the shareholders of Excelsior, pursuant to which the Company purchased all of the outstanding common stock of Excelsior in exchange for 1,000.999 shares of our Series M preferred stock, par value $0.001 per share (the “Series M Preferred Stock”) (such transaction is sometimes referred to herein as the “Share Exchange”). The Series M Preferred Stock is convertible into 302,000,000 shares of common stock, conditional upon the amendment of the Company’s Articles of Incorporation to increase the number of authorized shares to 700,000,000. As a result of the Share Exchange, we are now the holding company of Excelsior and operating an exploration stage company with our first two properties located in Washington and Montana. As a condition to the Share Exchange, 155,466,645 shares of our common stock, par value $0.001 (the “Retired Stock”) then outstanding were cancelled and retired.

As a result of the Share Exchange, we will cease our prior operations and, we will operate as a mining exploration company.

Our Industry

The Mining Industry

The mining industry is highly fragmented, as there are many gold and silver prospectors and producers, both small and large, in every market and region throughout the world. As these metals are well established commodities with well established markets, we believe that a production-stage mine will undoubtedly have a ready market for extracted minerals. Nevertheless, the global economic downturn has weakened the mining sector, which is expected to witness greater consolidation and reliance on non-traditional sources of financing to develop mining properties. In addition, we expect that the industry will also likely see a greater degree of vertical integration of mineral extraction and distribution firms.

Our Business Strategy

Our objective is not to extract gold, silver, and other precious metals, but only to prove these minerals exist on our claims and to compile data to attract partners to develop the properties. We intend to seek joint venture partners with the financial and operational means to be able to extract the minerals.

Our principal property is a deposit 100% owned directly through our subsidiary Excelsior Gold Corporation, located in Northeast Washington where we hold 54 lode mining claims in respect of the Great Excelsior Mine (also sometimes referred to as the “Excelsior Claims”) located in Whatcom County in the Mount Baker quadrangle in western Washington State as further detailed in Exhibit 99.1.

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Location, Access and Physiography

The Excelsior claims are accessed by United States Forest Service roads. The claims can be accessed by following I-5 south from the Canadian-U.S. border, to State Highway 542. Highway 542 is followed for 37 miles to the Glacier Creek road, located one mile east of the town of Glacier, Washington. The Deadhorse road, which leads to the claims, is accessed immediately after turning onto the Glacier Creek road and is followed for a distance of six miles. A mile long mine road leads to the workings and numerous drill roads.

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The claim block is located south of the North Fork of the Nooksack River, along Wells Creek. The topography is steep rising from 1400 ft. to 2400 ft. Most of the area is heavily forested with cedar and fir. Power and water are available at the mine. More details about the claims and property are attached herewith as Exhibit 99.1.

The explored portion of the deposit is located on a large down-dropped landslide block. There are 105 core and reverse circulation holes. The Great Excelsior Mine was a former gold and silver producer which was closed in 1918 due to falling metal prices and a shortage of supplies. This mining property has been explored by numerous mining companies over the years, including ASARCO, Silver Standard, Ltd., Quintana Resources, Inc., US Borax, Steelhead Resources, Inc, FMC Gold Corp., Stanford Metals, Ltd, and Arizuma Silver, Inc.

The Excelsior Mine is located on the axis of an overturned anticline in the Wells Creek Volcanics, consisting of altered siltstone, tuff, and a sedimentary breccia consisting of felsic volcanic ejecta (from a Jurassic “black smoker), fragments of tuf, and siltstone. The alteration is typical of an epigenetic sequence with the host rock altered to sericite, adularia and calcite. The planned drilling will seek to locate and develop high grade zones carrying up to 1 opt Au and 50 opt Ag, as are seen in the workings on the Blacksmith and Mill levels.

The Excelsior mine is an “exploration stage” project which is ready for production upon getting financing and approvals from the United States Forest Service. Currently, the Excelsior Mine does not have a mining plant, mill or mining equipment. To date, the work completed on the Excelsior property consists of approximately $3 million (inflation adjusted) of drilling and other exploration work that has been performed, to include a portal replacement in 2011. Currently, a Plan of Operations is being processed by the Forest Service for improvements to the haulage road. One hundred fifteen reverse, circulation, rotary and diamond drill holes have been drilled on the Excelsior property by several companies. The company has all drill logs, assays, and reports generated by this work. A substation is located within a mile and a half of the Excelsior Mine. Water is flowing from the portal, and a well can be drilled or water trucked for domestic use. There are no plans to construct a mine plant on site, so water usage will be minimal. Development drilling from within the existing workings is planned to determine and define the boundaries of any minerals prior to mining. The primary focus of the company is to do the necessary development drilling prior to running a decline from the Blacksmith Level to beneath the South Ore Zone, located 300 ft south of the Blacksmith Level. To accomplish this, the Plan of Operations must be approved, mine road repaired, the Blacksmith Portal retimbered , and minor rehab work done on the Blacksmith Level. The budget proposed budget for this work is $400,000. The objective is to be shipping minerals by the end of the 2nd quarter of 2014. To accomplish this we plan to sell crushed rocks at the mine head and are in discussions with buyers. Phase I is outlined above and consist of repairing the haulage road, retimbering the Blacksmith portal, preparing underground drill sites, and drilling 300 ft of NQ core. Phase II consist of driving the decline beneath the South Zone, collecting bulk samples to determine the best method of extraction, joint venture the production phase and/or obtain $15M in financing, prior to mining. We believe that Phase I will be funded through a bridge loan. We are presently seeking this financing with short term lenders. We anticipate that Phase II will be funded through a joint venture or non-brokered private placement. The exploration work will be supervised by our staff, three of whom are licensed Geologists, each with over 30 years of industrial experience in mining and mineral exploration. The Plan of Operations, if approved, for the road improvements will contain the bonding requirements. No Plan of Operations is required for drilling because the drilling will be done from underground and therefore is not regulated by the Forest Service, Whatcom County, or the state of Washington. An additional Plan of Operations will be required to haul rocks on the Forest Service roads; however, the US Forest Service Environmental Coordinator told us that the time frame will be relatively short to obtain approval; i.e., a few months.

A NI 43-101 compliant report has not been produced in respect of the mining claims we hold.

If we were able to commence production in respect of our Great Excelsior Claims, we would likely not construct milling facilities but would transport extracted material to a nearby mill operated by other larger gold and silver producers. We also have rights in respect of a second property, the Liver Peak property, which is also 100% owned directly through our subsidiary Excelsior Gold Corporation. Located in Montana, this property comprises 30 unpatented federal mining claims covering 620 acres in the Lolo National Forest in Sanders County, Montana, about 8 kilometers northeast of the town of Thompson Falls.

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Location, Access and Physiography

The Liver Peak property is accessed by improved United States Forest Service roads. The claims can be accessed by taking the Thompson River Road, approximately 1 mile east of Thompson Falls, MT, then the first improved USFS road (Spruce Creek Road), and then the Honeymoon Creek Road, which goes through to the property. Further property and claim details are provided in Exhibit 99.2 to this report.

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The Liver Peak claims are centered on an elliptical area roughly 620 acres in size, of strong hydrothermal alteration and quartz veining. We believe Liver Peak is rich in molybdenum, and we would expect to only incur an extraction cost of 5-10% per ton. There is power within 1 mile of the property, and water could be pumped from the Thompson River, or a well drilled near the river and water pumped to the property.

Historic drilling on the Liver Peak property between 1967 and 1981 by Bear Creek Mining, Asarco, and Noranda, totaled 10 holes for 6,600 meters drilled.

Falling molybdenum prices in 1982 led Noranda to abandon the project and drop their claims. No significant work to determine the extent of the quartz-eye porphyry and related molybdenum-tungsten silver mineralization has been done since that time.

Rising molybdenum prices beginning in 2004 led Idaho General Mines (General Moly) to restake the district. For unknown reasons in 2006, Idaho General Mines dropped the claims in the core of the district, and they were subsequently relocated by several affiliates of West Coast Resource Associates, the principals of which are also newly-appointed officers and directors of the Company following the Share Exchange. In early 2012, West Coast Resource Associates, LLC. consolidated its holdings by restaking the key ground in the district, directly over the known molybdenum mineralization and the underlying quartz-eye porphyry. It is estimated that the total inflation adjusted cost incurred by all parties on the Liver Peak project to date, is approximately $3.1 million dollars.

The Liver Peak property currently does not have a mine plant, mill or mining equipment, and is considered an exploration project, and has no proven or probable reserves as defined by SEC Industry Guide 7. No exploration is planned for the Liver Peak project prior to 2015, due to the shortage of investment capital and the substantial cost of drilling the greater than 4500 ft deep core holes.

Table of Contents	14

Property Interests and Mining Claims in General

All mining properties owned and /or controlled by the company consist of lode mining claims on United States Forest Service land. The mineral rights were acquired by staking lode mining claims as per the Mining Law of 1872. Each lode mining claim in respect to the Liver Peak Property and Excelsior projects consist of 20 acres. All claims are subject to an annual maintenance fee of $140/claim due by noon on September 30 each year. Mining claims are subject to the same risk of defective title that is common to all real property interests. Additionally, mining claims are self-initiated and self-maintained and therefore, possess some unique vulnerabilities not associated with other types of property interests. It is impossible to ascertain the validity of unpatented mining claims solely from an examination of public real estate records and, therefore, it can be difficult or impossible to confirm that all of the requisite steps have been followed for location and maintenance of a claim. Furthermore, as these interests are derived from multiple jurisdictions, the risk of a defective claim or other problems with ownership and development of the claim (including but not limited to the right of eminent domain) is compounded further. If the validity of a patented mining claim or mineral interest is challenged by an applicable governmental body on the grounds that mineralization has not been demonstrated, the claimant has the burden of proving the present economic feasibility of mining minerals located thereon. Such a challenge might be raised at any stage of development or at the commencement of production, or simply when the government seeks to include the land in an area to be dedicated to another use.

Table of Contents	15

FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA OF EXCELSIOR GOLD CORPORATION

Table of Contents	16

Certified Public Accountants | 280 Kenneth Drive, Suite 100 | Rochester, New York 14623 | 585.427.8900 | EFPRotenberg.com

EFP ROTENBERG LLP what counts

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of Excelsior Gold Corp.

We have audited the accompanying balance sheet of Excelsior Gold Corp. as of December 31, 2012, and the related statements of income, stockholders' equity and comprehensive income, and cash flows for the period since inception (November 21, 2012) through December 31, 2012. Excelsior Gold Corp.'s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audit.

We have audited the accompanying balance sheet of Excelsior Gold Corp. as of December 31, 2012, and the related statements of income, stockholders' equity and comprehensive income, and cash flows for the period since inception (November 21, 2012) through December 31, 2012. Excelsior Gold Corp.'s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Excelsior Gold Corp. as of December 31, 2012, and the results of its operations and its cash flows for the period since inception (November 21, 2012) through December 31, 2012, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has never generated revenues. These conditions raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

EFP Rotenberg, LLP

EFP Rotenberg, LLP
Rochester, New York
March 18, 2013

Table of Contents	17

Pro Forma Consolidated Balance Sheet
Helmer Directional Drilling Corp

	Helmer Directional Drilling Corp	Excelsior Gold Corporation	Pro Forma adjustments		Pro Forma Consolidated
	December 31, 2012	December 31, 2012	December 31, 2012		December 31, 2012

ASSETS
CURRENT ASSETS:
Cash	$—	$—	$—		$—

Total Current Assets	—	—	—		—

OTHER ASSETS:
Mining Assets	—	167,119	—		167,119

Total Other Assets	—	167,119	—		167,119

Total Assets	$—	$167,119	$—		$167,119

LIABILITIES AND STOCKHOLDERS' DEFICIT
CURRENT LIABILITIES:
Accounts Payable	16,438	—	—		16,438
Advances from shareholder	115,866	—	—		115,866

Total Current Liabilities	132,304	—	—		132,304

STOCKHOLDERS' DEFICIT:

Preferred stock at $0.001 par value: 25,000,000 shares
authorized, none issued and outstanding	—	—	—		—

Common stock at $0.001 par value: 700,000,000 shares
authorized, 408,000,422 shares issued and outstanding	261,466	—	146,534	(1)	408,000
Additional paid-in capital	(68,966)	169,119	(471,338)	(2)	(371,185)
Deficit accumulated during the development stage	(324,804)	(2,000)	324,804	(2)	(2,000)

Total Stockholders' Deficit	(132,304)	167,119	—		34,815

Total Liabilities and Stockholders' Deficit	$—	$167,119	$—		$167,119

(1) To record affects of recapitalization and reconcile to the total shares outstanding after the stock purchase agreement is executed to 408,000,422 per below:
Total shares outstanding at 12/31/12	261,466,670
Shares issued to acquire all of Excelsior's capital after conversion of preferred shares	302,000,397
Cancellation of shares held by principal shareholder	(155,466,645)
	408,000,422

(2) To eliminate additional paid in capital and accumulated deficit from Helmer and treat Excelsior as the accounting acquirer of the stock recapitalization.
See notes to pro forma consolidated financial statements.

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Pro Forma Consolidated Statement of Operations
Helmer Directional Drilling Corp

	Helmer Directional Drilling Corp	Excelsior Gold Corporation	Pro Forma adjustments	Pro Forma Consolidated
	For the year	For the year		For the year
	Ended	Ended		Ended
	December 31, 2012	December 31, 2012		December 31, 2012

NET REVENUES	$—	$—	$—	$—

OPERATING EXPENSES:
General and administrative expenses	41,313	2,000	—	43,313

Total operating expenses	41,313	2,000	—	43,313

LOSS FROM OPERATIONS	(41,313)	(2,000)	—	(43,313)

OTHER INCOME (EXPENSES)

Other income	—	—	—	—

Total other Income (Expenses)	—	—	—	—

LOSS BEFORE INCOME TAX PROVISION	(41,313)	(2,000)	—	(43,313)

INCOME TAX PROVISION	—	—	—	—

NET LOSS	$(41,313)	$(2,000)	$—	$(43,313)

NET LOSS PER COMMON SHARE
- BASIC AND DILUTED:	$(0.00)	$(0.00)		$(0.00)

Weighted common shares outstanding
- basic and diluted	261,466,670	500,999		261,466,670

See notes to pro forma consolidated financial statements.

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NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

On March 14, 2013 (the “Closing Date”), Helmer Directional Drilling Corp. (the “Company”) entered into a share exchange agreement (the “Exchange Agreement”) by and among the Company, Excelsior Gold Corporation, a Utah corporation (“Excelsior”), and the shareholders of Excelsior, pursuant to which the Company purchased all of the outstanding common stock of Excelsior in exchange for 1,000.999 shares of our Series M preferred stock (the “Preferred Stock”), par value $0.001 per share (the “Share Exchange”). Each share of Preferred Stock is convertible into 301,699 shares of the Company’s common stock.

As a condition to the Share Exchange, 155,466,645 shares of our common stock, par value $0.001 then outstanding were cancelled and retired.

The pro forma consolidated financial statements have been presented as if the Acquisition occurred as of December 31, 2012. In the opinion of the Registrant and the management of Excelsior, all adjustments and/or disclosures necessary for a fair presentation of the pro forma data have been made. These pro forma consolidated financial statements are presented for illustrative purposes only and are not necessarily indicative of the operating results or the financial position that would have been achieved had the Acquisition actually been consummated as of the dates indicated or of the results that may be obtained in the future.

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INTERIM FINANCIALS

Through of June 30, 2013.

HELMER DIRECTIONAL DRILLING CORP
(An Exploration Stage Company)
Condensed Consolidated Balance Sheets
(Unaudited)

ASSETS
	June 30,	December 31,
	2013	2012

CURRENT ASSETS

Cash and cash equivalents	$—	$—

Total Current Assets	—	$—

OTHER ASSETS

Mining assets	167,119	167,119

Total Other Assets	167,119	167,119

TOTAL ASSETS	$167,119	$167,119

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES

Accounts payable and accrued liabilities	$27,702	$—
Accounts payable - related party	14,388	—
Advance from shareholder	115,866	—
Derivative valuation	169,119	169,119

Total Current Liabilities	327,075	169,119

TOTAL LIABILITIES	327,075	169,119

STOCKHOLDERS' EQUITY

Preferred stock, $0.001 par value; 25,000,000 shares authorized,
1,001shares issued and outstanding	—	—
Common stock, $0.001 par value; 300,000,000 shares authorized,
106,000,078 and -0- shares issued and outstanding, respectively	106,000	—
Additional paid in capital	(238,304)	—
Deficit accumulated during the exploration stage	(27,652)	(2,000)

Total Stockholders' Equity	(159,956)	(2,000)

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$167,119	$167,119

The accompanying notes are an integral part of these condensed consolidated financial statements

Table of Contents	21

HELMER DIRECTIONAL DRILLING CORP
(An Exploration Stage Company)
Condensed Consolidated Statements of Operations
(Unaudited)

					From Inception
					on November 21,
	For the Three Months Ended		For the Six Months Ended		2012 through
	June 30,		June 30,		June 30,
	2013	2012	2013	2012	2013

NET SALES	$—	$—	$—	$—	$—

OPERATING EXPENSES

Professional fees	4,930	—	25,652	—	25,652
General and administrative	—	—	—	—	2,000

Total Operating Expenses	4,930	—	25,652	—	27,652

LOSS FROM OPERATIONS	(4,930)	—	(25,652)	—	(27,652)

OTHER INCOME (EXPENSES)	—	—	—	—	—

LOSS BEFORE INCOME TAXES	(4,930)	—	(25,652)	—	(27,652)

INCOME TAX EXPENSE	—	—	—	—	—

NET LOSS	$(4,930)	$—	$(25,652)	$—	$(27,652)

BASIC AND DILUTED:
Net loss per common share	$(0.00)	$—	$(0.00)	$—

Weighted average shares outstanding	106,000,078	—	66,041,933	—

The accompanying notes are an integral part of these condensed consolidated financial statements

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Helmer Directional Drilling Corp
(An Exploration Stage Company)
Condensed Consolidated Statement of Stockholders' Equity (Deficit)
For the period of inception (November 21, 2012) through June 30, 2013

					Additional		Total
	Preferred Stock		Common Stock		Paid-in	Accumulated	Stockholders'
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit

Balance, November 21, 2012	—	$—	—	$—	$—	$—	$—

Issuance of stock for services	1	—	—	—	—	—	—

Issuance of stock for purchase of mining rights	1,000	—	—	—	—	—	—

Net loss for the year ended
December 31, 2012	—	—	—	—	—	(2,000)	(2,000)

Balance, December 31, 2012	1,001	—	—	—	—	(2,000)	(2,000)

Shares issued to existing shell shareholders
in the reorganization	—	—	261,466,723	261,467	(261,467)	—	—

Cancellation of shares	—	—	(155,466,645)	(155,467)	155,467	—	—

Assumption of liabilities in reorganization	—	—	—	—	(132,304)	—	(132,304)

Net loss for the six months ended
June 30, 2013	—	—	—	—	—	(25,652)	(25,652)

Balance, June 30, 2013	1,001	$—	106,000,078	$106,000	$(238,304)	$(27,652)	$(159,956)

Note: The shareholders' equity has been recapitalized to give effect to the shares exchanged by the existing shareholders pursuant to the merger agreement dated March 14, 2013.

The accompanying notes are an integral part of these condensed consolidated financial statements

Table of Contents	23

HELMER DIRECTIONAL DRILLING CORP
(An Exploration Stage Company)
Condensed Consolidated Statements of Cash Flows
(Unaudited)

			From Inception
			on November 21,
	For the Six Months Ended		2012 through
	June 30,		June 30,
	2013	2012	2013

CASH FLOWS FROM OPERATING ACTIVITIES:

Net loss	$(25,652)	$—	$(27,652)
Adjustments to reconcile net loss to net
cash used by operating activities:
Common stock issued for services	—	—	2,000
Changes in operating assets and liabilities:
Accounts payable and accrued expenses	25,652	—	25,652

Net Cash Used by Operating Activities	—	—	—

CASH FLOWS FROM INVESTING ACTIVITIES:	—	—	—

CASH FLOWS FROM FINANCING ACTIVITIES:	—	—	—

NET DECREASE IN CASH AND
CASH EQUIVALENTS	—	—	—

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	—	—	—

CASH AND CASH EQUIVALENTS, END OF PERIOD	$—	$—	$—

SUPPLEMENTAL CASH FLOW INFORMATION

Cash Payments For:
Interest	$—	$—	$—
Income taxes	$—	$—	$—

Non-cash investing and financing activities:
Liabilities assumed in reorganization	$132,304	$—	$132,304
Stock issued for acquisition of mining rights	$—	$—	$167,119

The accompanying notes are an integral part of these condensed consolidated financial statements

Table of Contents	24

HELMER DIRECTIONAL DRILLING CORP.

Notes to the Condensed Consolidated Financial Statements

June 30, 2013

(Unaudited)

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

Excelsior Gold Corporation (the “Company”) was incorporated in the State of Utah on November 21, 2012. The Company is an Exploration Stage Company, as defined by Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 915, Development Stage Entities. The Company’s principal business is the acquisition and exploration of mineral resources. The Company has not presently determined whether its properties contain mineral reserves that are economically recoverable.

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies of the Company is presented to assist in understanding the Company’s financial statements. The financial statements and notes are representations of the Company’s management who are responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the financial statements. The following policies are considered to be significant:

a. Accounting Method

The Company recognizes income and expenses based on the accrual method of accounting. The Company has elected a December 31 year-end.

b. Consolidation Policy

The condensed consolidated financial statements include the accounts of Helmer Directional Drilling Corp. and Excelsior Gold Corp. All intercompany transactions have been eliminated in these condensed consolidated financial statements.

c. Cash and Cash Equivalents

Cash equivalents are generally comprised of certain highly liquid investments with original maturities of less than three months.

d. Use of Estimates in the Preparation of Financial Statements

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

e. Basic and Fully Diluted Net Loss per Share of Common Stock

In accordance with Financial Accounting Standards No. ASC 260, “Earnings per Share,” basic net loss per common share is based on the weighted average number of shares outstanding during the periods presented. Diluted earnings per share is computed using the weighted average number of common shares plus dilutive common share equivalents outstanding during the period. There are no common stock equivalents as of June 30, 2013.

Table of Contents	25

HELMER DIRECTIONAL DRILLING CORP.

Notes to the Condensed Consolidated Financial Statements

June 30, 2013

(Unaudited)

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (Continued)

f. Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets. When assets are disposed of, the cost and accumulated depreciation (net book value of the assets) are eliminated and any resultant gain or loss reflected accordingly. Betterments and improvements are capitalized over their estimated useful lives whereas repairs and maintenance expenditures on the assets are charged to expense as incurred.

g. Mining Assets

The Company has been in the exploration stage since its formation on November 21, 2012 and has not yet realized any revenues from its planned operations. It is primarily engaged in the acquisition, exploration and development of mineral properties. Mineral property acquisition costs are capitalized when management has determined that probable future benefits consisting of a contribution to future cash inflows have been identified and adequate financial resources are available or are expected to be available as required to meet the terms of property acquisition and budgeted exploration and development expenditures. Mineral property acquisition costs are expensed as incurred if the criteria for capitalization are not met. In the event that a mineral property is acquired from an unrelated third party through the issuance of the Company’s shares, the mineral property will be recorded at the fair value of the respective property or the fair value of the shares, whichever is more readily determinable.

h. Recent Accounting Pronouncements

We have reviewed accounting pronouncements issued during the past two years and have adopted any that are applicable to the Company. We have determined that none had a material impact on our financial position, results of operations, or cash flows for the period ended June 30, 2013.

i. Income Taxes

The Financial Accounting Standards Board (FASB) has issued FASB ASC 740-10 (Prior authoritative literature: Financial Interpretation No. 48, "Accounting for Uncertainty in Income Taxes - An Interpretation of FASB Statement No. 109 (FIN 48)).  FASB ASC 740-10 clarifies the accounting for uncertainty in income taxes recognized in an enterprise's financial statements in accordance with prior literature FASB Statement No. 109, Accounting for Income Taxes.  This standard requires a company to determine whether it is more likely than not that a tax position will be sustained will be sustained upon examination based upon the technical merits of the position.  If the more-likely-than- not threshold is met, a company must measure the tax position to determine the amount to recognize in the financial statements.  As a result of the implementation of this standard, the Company performed a review of its material tax positions in accordance with recognition and measurement standards established by FASB ASC 740-10.

Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences.  Temporary

Table of Contents	26

HELMER DIRECTIONAL DRILLING CORP.

Notes to the Condensed Consolidated Financial Statements

June 30, 2013

(Unaudited)

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (Continued)

differences are the differences between the reported amounts of assets and liabilities and their tax basis.  Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.  Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

j. Concentrations of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risks consist of cash and cash equivalents. The Company places cash and cash equivalents at well known quality financial institutions. Cash and cash equivalents at banks are insured by the Federal Deposit Insurance Corporation for up to $250,000. The Company did not have any cash or cash equivalents in excess of this amount at June 30, 2013.

k. Basis of Financial Statement Presentation

The accompanying interim unaudited financial information has been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to such rules and regulations, although management believes that the disclosures are adequate to make the information presented not misleading. The interim financial statements should be read in conjunction with the Company's annual financial statements, notes and accounting policies included in the Company's annual report on form 10 K for the year ended December 31, 2012 as filed with the SEC. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, (consisting only of normal recurring adjustments and changes in estimates, where appropriate) are necessary to present fairly the financial position of the Company as of June 30, 2013 and the related operating results and cash flows for the interim period presented have been made. The results of operations of such interim period are not necessarily indicative of the results of the full year.

l. Financial Instruments

The Company adopted FASB ASC 820-10-50, “Fair Value Measurements.”  This guidance defines fair value, establishes a three-level valuation hierarchy for disclosures of fair value measurement and enhances disclosure requirements for fair value measures.  The three levels are defined as follows:

Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

Table of Contents	27

HELMER DIRECTIONAL DRILLING CORP.

Notes to the Condensed Consolidated Financial Statements

June 30, 2013

(Unaudited)

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (Continued)

Level 3 inputs to valuation methodology are unobservable and significant to the fair measurement.

The carrying amounts reported in the balance sheets for the cash and cash equivalents, receivables and current liabilities each qualify as financial instruments and are a reasonable estimate of fair value because of the short period of time between the origination of such instruments and their expected realization and their current market rate of interest.

NOTE 3 - GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The Company has an accumulated deficit at June 30, 2013 of $27,652 and has experienced periodic cash flow difficulties, all of which raise substantial doubt regarding the Company’s ability to continue as a going concern.

To date the Company has funded its operations through a combination of loans. The Company anticipates another net loss for the year ended December 31, 2013 and with the expected cash requirements for the coming year, there is substantial doubt as to the Company’s ability to continue operations.

The Company is attempting to improve these conditions by way of financial assistance through issuances of additional equity and by generating revenues through sales of products and services.

NOTE 4 - RELATED PARTY TRANSACTIONS

During the six months ended June 30, 2013 and the year ended December 31, 2012, a shareholder advanced $-0- and $37,200, respectively, to the Company. These amounts are reflected as unsecured and non-interest bearing advances with no maturity date. As of June 30, 2013 and December 31, 2012, the balance of these amounts was $115,866. The Company has also recorded accounts payable due to a shareholder of the Company in the amount of $14,388 as of June 30, 2013.

NOTE 5 - PREFERRED STOCK

On March 14, 2013, the Company authorized the designation of 1,500 shares of Series M Convertible Preferred Stock ("Series M Stock").  The Series M Stock has a par value of $0.001 per share. The Series M Preferred Stock shall be subordinate to and rank junior to all indebtedness of the Company now or hereafter outstanding. The Series M Preferred Stock shall not pay a dividend; provided that no cash dividends or distributions shall be declared or paid or set apart for payment on the Common Stock unless such cash dividend or distribution is likewise declared, paid or set apart for payment on the Series M Stock.  Holders of the Series M Stock shall vote on an “as converted” basis, together as a single class, with the Common Stock, on all matters requiring the approval, ratification or consent of holders of Common Stock of the Company. The Common Stock into which the Series M Preferred Stock is convertible shall, when issued, have all of the same voting rights as other issued and outstanding Common Stock of the Company, and none of the rights of the Series M Stock.

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HELMER DIRECTIONAL DRILLING CORP.

Notes to the Condensed Consolidated Financial Statements

June 30, 2013

(Unaudited)

NOTE 5 - PREFERRED STOCK (Continued)

On or after the Issuance Date, at such time when the Company amends its Articles of Incorporation to increase the number of authorized shares of Common Stock to such number that is equal to or greater than seven hundred million (700,000,000), the holder of any such shares of Series M Stock shall automatically convert (a “Mandatory Conversion”) all of the shares of Series M Stock held by such person into a number of fully paid and nonassessable shares of Common Stock equal to the product of (i) the number of shares of Series M Stock; and (ii) the Conversion Multiple of Three Hundred One Thousand Six Hundred Ninety Nine (301,699).  In other words, for every share of Series M Stock held, the holder will receive 301,699 shares of common stock of the Company.

NOTE 6 - SHARE EXCHANGE AGREEMENT

On March 14, 2013 (the “Closing Date”), the Company entered into a share exchange agreement (the “Exchange Agreement”) by and among the Company, Excelsior Gold Corporation, a Utah corporation (“Excelsior”), and the shareholders of Excelsior, pursuant to which the Company purchased all of the outstanding common stock of Excelsior in exchange for 1,000.999 shares of our Series M preferred stock, par value $0.001 per share (the “Series M Preferred Stock”) (such transaction is sometimes referred to herein as the “Share Exchange”). The Series M Preferred Stock is convertible into 302,000,000 shares of common stock, conditional upon the amendment of the Company’s Articles of Incorporation to increase the number of authorized shares to 700,000,000. As a result of the Share Exchange, we are now the holding company of Excelsior and operating an exploration stage company with our first two properties located in Washington and Montana. As a condition to the Share Exchange, 155,466,645 shares of our common stock, par value $0.001 (the “Retired Stock”) then outstanding were cancelled and retired. The Company intends to change its name to Excelsior Gold Corp.

As of June 30, 2013, the Company has not amended its articles of incorporation and the preferred shares have not been converted. Due to insufficient authorized shares, the preferred stock issued in the reorganization has been accounted for as a derivative liability. As part of the recapitalization, the derivative was valued at the net asset value of Excelsior at December 31, 2012. There are no significant changes in the valuation between the date of the share exchange (March 14, 2013) and June 30, 2013.

The effect of the Exchange Agreement is such that effectively a reorganization of the entities has occurred for accounting purposes and is deemed to be a reverse acquisition. Subsequent to the Closing pursuant to the Acquisition Agreement, Excelsior and its stockholders have effective control of Helmer, even though Helmer has acquired the Company. For accounting purposes, Excelsior will be deemed to be the accounting acquirer in the transaction and, consequently, the transaction will be treated as a recapitalization of Excelsior, i.e., a capital transaction involving the issuance of shares by Helmer for the shares of Excelsior. Accordingly, the combined assets, liabilities and results of operations of the Excelsior will become the historical financial statements of Helmer at the closing of the Acquisition Agreement, and Helmer’s assets, liabilities and results of operations have been consolidated with those of Excelsior commencing as of March 14, 2013, the date of the Closing. No step-up in basis or intangible assets or goodwill will be recorded in this transaction. As this transaction is being accounted for as a reverse acquisition, all direct costs of the transaction have been expensed as incurred. All professional fees and other costs associated with transaction have been expensed as incurred.  The Company has determined to continue to utilize December 31 as the end of its fiscal year.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows the amount of the Company’s common stock beneficially owned (unless otherwise indicated) as of the Share Exchange and Restatement (and assuming the cancellation of the shares of Ms. Wansor as more fully described in this Report), by (1) any person known to the Company to be the beneficial owner of more than 5% of the outstanding shares of the Company’s common stock, (2) each director/director nominee of the Company, (3) each named executive officer, and (4) all directors/director nominees and executive officers as a group.

The number of shares beneficially owned by each entity, person, director/director nominee, or executive officer is determined under SEC rules and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the entity or individual has sole or shared voting power or investment power and also any shares that the entity or individual had the right to acquire as of the date of the Share Exchange, and Restatement, or within 60 days after the Share Exchange, and Restatement, through the exercise of any stock option or other right. Unless otherwise indicated, to our knowledge each individual has sole investment and voting power, or shares such powers with his spouse, with respect to the shares set forth in the table.

Name	Sole Voting and Investment Power	Other Beneficial Ownership	Total	Percent of Class Outstanding
Paul Donaldson (1)	0	152,333,055	152,333,055	33.53%
W. Glen Zinn (2)	5,001,103	—	5,001,103	1.10%
Chene C. Gardner (3)	—	—	—	*
John D. Thomas (4)	—	—	—	*
John Gutierrez (5)	2,500,552	—	2,500,552	0.55%
Roger Gill (6)	2,500,552	—	2,500,552	0.55%
Douglas McFarland (7)	301,699	294,196,646	294,498345	64.82%
All directors/director nominees and executive officers as a group (5 persons)	7,501,655	152,333,055	159,834,710	35.18%

* Indicates ownership of less than one percent (1%).

(1)     Former Chairman and CEO of the Company. Includes 505 Series M Shares which are held directly by West Coast Resource Associates, LLC, a limited liability company jointly controlled by Mr. Donaldson and Douglas McFarland, a former Chief Executive Officer and Director of the Company. The number of shares of common stock beneficially shown in the table above assumes that the Series M shares have been converted to common stock at a conversion rate of 301,999 to 1.

(2)     President, Chief Operating Officer, and Director of the Company. Includes 5,001,103 shares of Common Stock issuable from the conversion of 16.56 shares of Series M Preferred Stock. The number of shares of common stock beneficially shown in the table above assumes that the Series M shares have been converted to common stock at a conversion rate of 301,999 to 1.

(3)     Chief Financial Officer of the Company.

(4)     Secretary, and Director of the Company.

(5)     Director of the Company. Includes 2,500,552 shares of Common Stock issuable from the conversion of 8.28 shares of Series M Preferred Stock. The number of shares of common stock beneficially shown in the table above assumes that the Series M shares have been converted to common stock at a conversion rate of 301,999 to 1.

(6)     Director of the Company. Includes 2,500,552 shares of Common Stock issuable from the conversion of 8.28 shares of Series M Preferred Stock. The number of shares of common stock beneficially shown in the table above assumes that the Series M shares have been converted to common stock at a conversion rate of 301,999 to 1.

(7)     Former Chief Executive Officer, Director, and controlling shareholder of the Company. Includes 302,000,000 shares of Common Stock issuable from the conversion of 972.83 shares of Series M Preferred Stock, one (1) of which is held directly by Mr. McFarland and 466.83 of which are held directly by Alto Cascade Resources, LLC., a limited liability company controlled by Mr. McFarland. The remaining 505 Series M Shares are held directly by West Coast Resource Associates, LLC, a limited liability company in which Mr. McFarland serves as a manager and principal owner. The number of shares of common stock beneficially shown in the table above assumes that the Series M shares have been converted to common stock at a conversion rate of 301,999 to 1.

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DESCRIPTION OF CAPITAL STOCK

Common Stock

Our restated charter authorizes us to issue up to 700, 000,000 shares of common stock. All shares of our common stock have equal rights as to earnings, assets, dividends and voting privileges. Distributions may be paid to the holders of our common stock if, as and when authorized by our board of directors and declared by us out of assets legally available therefor. Shares of our common stock have no preemptive, conversion or redemption rights and are freely transferable, except where their transfer is restricted by federal and state securities laws or by contract. In the event of our liquidation, dissolution or winding up, each share of our common stock would be entitled to share ratably in all of our assets that are legally available for distribution after we pay all debts and other liabilities and subject to any preferential rights of holders of our preferred stock, if any preferred stock is outstanding at such time. Each share of our common stock is entitled to one vote on all matters submitted to a vote of stockholders, including the election of directors. Our board of directors will have the ability, without seeking shareholder approval, to issue additional shares of common stock in the future for such consideration as the board may consider sufficient. The issuance of additional common stock in the future may reduce your proportionate ownership and voting power.

Preferred Stock

Our restated charter authorizes us to issue up to 25,000,000 shares of Preferred stock. On March 14, 2013, the Company authorized the designation of 1,500 shares of its 25,000,000 authorized Preferred stock as Series M Stock. The Series M Preferred Stock shall be subordinate to and rank junior to all indebtedness of the Company now or hereafter outstanding. The Series M Preferred Stock shall not pay a dividend; provided that no cash dividends or distributions shall be declared or paid or set apart for payment on the Common Stock unless such cash dividend or distribution is likewise declared, paid or set apart for payment on the Series M Stock. Holders of the Series M Stock shall vote on an “as converted” basis, together as a single class, with the Common Stock, on all matters requiring the approval, ratification or consent of holders of Common Stock of the Company. The Common Stock into which the Series M Preferred Stock is convertible shall, when issued, have all of the same voting rights as other issued and outstanding Common Stock of the Company, and none of the rights of the Series M Stock. Following the Restatement of the Company’s Articles of Incorporation to increase the number of authorized shares of Common Stock to seven hundred million (700,000,000), the holder of any such shares of Series M Stock shall automatically convert (a “Mandatory Conversion”) all of the shares of Series M Stock held by such person into a number of fully paid and non-assessable shares of Common Stock equal to the product of (i) the number of shares of Series M Stock; and (ii) the Conversion Multiple of Three Hundred One Thousand Six Hundred Ninety Nine (301,699). In other words, for every share of Series M Stock held, the holder will receive 301,699 shares of common stock of the Company. Consequently, the majority holder of our Series M Stock stock is able to unilaterally control the election of our board of directors and, ultimately, the direction of our Company.

NO DISSENTER’S RIGHTS

Under the NRS, stockholders are not entitled to dissenter’s rights of appraisal with respect to the Share Exchange .

PROPOSALS BY SECURITY HOLDERS

No security holder has requested us to include any additional proposals in this Information Statement.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

No officer, director or director nominee has any substantial interest in the matters acted upon by our Board and shareholders, other than his role as an officer, director or director nominee. No director has informed us that he intends to oppose the Share Exchange, Restatement or Reverse Split.

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DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

Only one Information Statement is being delivered to multiple security holders sharing an address unless we received contrary instructions from one or more of the security holders. We shall deliver promptly, upon written or oral request, without charge, a separate copy of the Information Statement to a security holder at a shared address to which a single copy of the document was delivered. A security holder can notify us that the security holder wishes to receive a separate copy of the Information Statement by sending a written request to us at 2845 Snowflake Dr., Boise, Idaho 83706, or by calling us at (208) 761-5970. A security holder may utilize the same address and telephone number to request either separate copies or a single copy for a single address for all future information statements and proxy statements, if any, and annual reports of the Company. In addition, you may obtain copies of such information on our website at www.excelsiorgoldcorp.com or the SEC’s web site (www.sec.gov). You may inspect these reports and other information, as well as the registration statement and the related exhibits and schedules at the public reference facilities of the SEC at room 1580, 100 F. Street, N.E., Washington, D.C. 20549.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Chene C. Gardner

Chene C. Gardner

Chief Financial Officer

November 8, 2013

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APPENDIX A

EXCELSIOR GOLD CORPORATION

(An Exploration Stage Company)

Financial Statements as of

December 31, 2012 and

from inception on November 21, 2012 through

December 31, 2012

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EXCELSIOR GOLD CORPORATION
(an exploration stage company)
Balance Sheet

ASSETS
December 31,
2012

CURRENT ASSETS

Cash and cash equivalents	$—

Total Current Assets	—

OTHER ASSETS

Mining Assets	167,119

Total Other Assets	167,119

TOTAL ASSETS	$167,119

LIABILITIES AND STOCKHOLDERS' DEFICIT

TOTAL LIABILITIES	—

STOCKHOLDERS' EQUITY

Common stock, no par value; 10,000,000 shares
authorized, 1,000,999 shares issued
and outstanding, respectively	—
Additional paid-in capital	169,119
Deficit accumulated during the exploration stage	(2,000)

Total Stockholders' Deficit	167,119

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$167,119

The accompanying notes are an integral part of these financial statements.

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EXCELSIOR GOLD CORPORATION
(an exploration stage company)
Statement of Operations

From Inception
on November 21,
2012 through
December 31,
2012

NET REVENUES	$—

OPERATING EXPENSES

General and administrative	2,000

Total Operating Expenses	2,000

LOSS FROM OPERATIONS	(2,000)

LOSS BEFORE INCOME TAXES	(2,000)

INCOME TAX EXPENSE	—

NET LOSS	$(2,000)

BASIC AND DILUTED:
Net loss per common share	$(0.00)

Weighted average common shares outstanding	500,999

The accompanying notes are an integral part of these financial statements.

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EXCELSIOR GOLD CORPORATION
(an exploration stage company)
Statement of Stockholders' Equity
For the Period November 21, 2012 through December 31, 2012

			Additional
	Common Stock		Paid-in	Accumulated
	Shares	Amount	Capital	Deficit	Total

Balance, November 21, 2012	—	$—	$—	$—	$—

Issuance of stock for services	1,000	—	2,000	—	2,000

Issuance of stock for purchase
of mining rights	999,999	—	167,119	—	167,119

Net loss for the year
ended December 31, 2012	—	—	—	(2,000)	(2,000)

Balance, December 31, 2012	1,000,999	$—	$169,119	$(2,000)	$167,119

The accompanying notes are an integral part of these financial statements.

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EXCELSIOR GOLD CORPORATION
(an exploration stage company)
Statement of Cash Flows

From Inception
on November 21,
2012 through
December 31,
2012

CASH FLOWS FROM OPERATING ACTIVITIES:

Net income loss	$(2,000)
Adjustments to reconcile net income loss to net
cash used by operating activities:
Stock issued for services	2,000

Net Cash Used by Operating Activities	—

CASH FLOWS FROM INVESTING ACTIVITIES:	—

CASH FLOWS FROM FINANCING ACTIVITIES:	—

NET CHANGE IN CASH AND CASH EQUIVALENTS	—

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	—

CASH AND CASH EQUIVALENTS, END OF PERIOD	$—

SUPPLEMENTAL CASH FLOW INFORMATION:

Cash Payments For:
Interest	$—
Income taxes	$—

Non-cash investing and financing activities:
Stock issued for services	$2,000
Stock issued for acquisition of mining rights	$167,119

The accompanying notes are an integral part of these financial statements.

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NOTE 1 ORGANIZATION AND DESCRIPTION OF BUSINESS

Excelsior Gold Corporation (the “Company”) was incorporated in the State of Utah on November 21, 2012. The Company is an Exploration Stage Company, as defined by Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 915, Development Stage Entities. The Company’s principal business is the acquisition and exploration of mineral resources. The Company has not presently determined whether its properties contain mineral reserves that are economically recoverable.

These financial statements have been prepared on a going concern basis, which implies the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The Company has never generated revenues since inception and has never paid any dividends and is unlikely to pay dividends or generate earnings in the immediate or foreseeable future. The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders, the ability of the Company to obtain necessary equity financing to continue operations, and the attainment of profitable operations. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 2 SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies of the Company is presented to assist in understanding the Company’s financial statements. The financial statements and notes are representations of the Company’s management who are responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the financial statements. The following policies are considered to be significant:

a.	Accounting Method

The Company recognizes income and expenses based on the accrual method of accounting. The Company has elected a calendar year-end.

b.	Cash and Cash Equivalents

Cash equivalents are generally comprised of certain highly liquid investments with original maturities of less than three months.

c.	Use of Estimates in the Preparation of Financial Statements

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

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NOTE 2 SIGNIFICANT ACCOUNTING POLICIES (Continued)

d.	Basic and Fully Diluted Net Loss per Share of Common Stock

In accordance with Financial Accounting Standards No. ASC 260, “Earnings per Share,” basic net loss per common share is based on the weighted average number of shares outstanding during the periods presented. Diluted earnings per share is computed using the weighted average number of common shares plus dilutive common share equivalents outstanding during the period. There are no common stock equivalents as of December 31, 2012.

December 31, 2012
Net loss (numerator)	$(2,000)
Weighted average shares outstanding (denominator)	500,999
Basic and fully diluted net loss per share amount	$(0.00)

e.	Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets. When assets are disposed of, the cost and accumulated depreciation (net book value of the assets) are eliminated and any resultant gain or loss reflected accordingly. Betterments and improvements are capitalized over their estimated useful lives whereas repairs and maintenance expenditures on the assets are charged to expense as incurred.

f.	Recent Accounting Pronouncements

We have reviewed accounting pronouncements issued during the past two years and have adopted any that are applicable to the Company. We have determined that none had a material impact on our financial position, results of operations, or cash flows for the period from inception on November 21, 2012 through December 31, 2012.

g.	Income Taxes

The Financial Accounting Standards Board (FASB) has issued FASB ASC 740-10 (Prior authoritative literature: Financial Interpretation No. 48, "Accounting for Uncertainty in Income Taxes - An Interpretation of FASB Statement No. 109 (FIN 48)). FASB ASC 740-10 clarifies the accounting for uncertainty in income taxes recognized in an enterprise's financial statements in accordance with prior literature FASB Statement No. 109, Accounting for Income Taxes. This standard requires a company to determine whether it is more likely than not that a tax position will be sustained will be sustained upon examination based upon the technical merits of the position. If the more-likely-than- not threshold is met, a company must measure the tax position to determine the amount to recognize in the financial statements. As a result of the implementation of this standard, the Company performed a review of its material tax positions in accordance with recognition and measurement standards established by FASB ASC 740-10.

Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax basis. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

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NOTE 2 SIGNIFICANT ACCOUNTING POLICIES (Continued)

h.	Concentrations of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risks consist of cash and cash equivalents. The Company places cash and cash equivalents at well known quality financial institutions. Cash and cash equivalents at banks are insured by the Federal Deposit Insurance Corporation for up to $250,000. The Company did not have any cash or cash equivalents in excess of this amount at December 31, 2012.

NOTE 3 EQUITY TRANSACTIONS

On November 21, 2012, the Company issued 1,000 shares of common stock to the incorporator upon incorporation and was recorded as general and administrative expenses on the statements of operations in the amount of $2,000.

On December 11, 2012, the Company issued 999,999 shares of common stock for the purchase of mining assets in the states of Montana and Washington.

NOTE 4 SUBSEQUENT EVENTS

On December 13, 2012, Excelsior Gold entered into a non-binding letter of intent to be purchased by Helmer Drilling Corp., a Nevada corporation. The shareholders of Excelsior Gold will receive 302,000,000 shares of Helmer Drilling common stock in exchange for the outstanding shares of Excelsior Gold. It is anticipated that Helmer Drilling Corp. will become a mining exploration company and will change its name to Excelsior Gold & Metals, Inc.

The Company has evaluated subsequent events from the balance sheet date through the date the financial statements were issued and has determined that there are no other events that would have a material impact on the financial statements.

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APPENDIX B

SHARE EXCHANGE AGREEMENT

BY AND AMONG

HELMER DIRECTIONAL DRILLING CORP.

EXCELSIOR GOLD CORPORATION

AND

THE STOCKHOLDERS OF EXCELSIOR GOLD CORPORATION

DATED: March 14, 2013

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Share Exchange Agreement

This Share Exchange Agreement, dated as of March 11, 2013, is made by and among Helmer Directional Drilling Corp., a Nevada corporation (the “Acquiror Company”), Georgette Wansor (the “Acquiror Company Principal Shareholder”), Excelsior Gold Corporation, a company organized under the laws of the State of Utah (the “Company”), and the shareholders of the Company (the “Shareholders”).

BACKGROUND

WHEREAS, the Shareholders have agreed to transfer to the Acquiror Company, and the Acquiror Company has agreed to acquire from the Shareholders, all of the Shares, which Shares constitute 100% of the issued and outstanding shares of the Company, in exchange for 1,000.999 shares of the Acquiror Company’s Series M preferred stock to be issued on the Closing Date (the “Acquiror Company Preferred Shares”), whereby each Acquiror Company Preferred Share shall be convertible into Three Hundred One Thousand Six Hundred Ninety Nine (301,699) shares of Acquiror Company’s common stock (the “Conversion Shares”) when the Acquiror Company amends its Article of Incorporation to increase the number of its authorized common stock to Seven Hundred Million (700,000,000) (the “Mandatory Conversion”). After giving effect to the Mandatory Conversion, the Conversion Shares shall constitute approximately 74.0% of the Acquiror Company’s issued and outstanding common shares immediately after the closing of the Share Exchange. The designation, rights, preferences and other terms and provisions of the Acquiror Company Preferred Shares are set forth in the Certificate of Designations, Preferences, Rights of the Series M Preferred Stock attached hereto as Exhibit A (the “Series M Certificate of Designations”).

WHEREAS, concurrent with the Share Exchange and as a condition to its consummation, the Acquiror Company Principal Shareholder shall agree to cancel the 155,466,645 shares of common stock held and owned by the Acquiror Company Principal Shareholder (the “Cancelled Shares”).

NOW THEREFORE, in consideration of the premises and the mutual covenants, agreements, representations and warranties contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

SECTION I

DEFINITIONS

Unless the context otherwise requires, the terms defined in this Section 1 will have the meanings herein specified for all purposes of this Agreement, applicable to both the singular and plural forms of any of the terms herein defined.

1.1 “Accredited Investor” has the meaning set forth in Regulation D under the Securities Act.

1.2 “Acquired Companies” means, collectively, the Company and the Company Subsidiaries.

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1.3 “Acquiror Company Balance Sheet” means the Acquiror Company’s balance sheet at December 31, 2012.

1.4 “Acquiror Company Board” means the Board of Directors of the Acquiror Company.

1.5 “Acquiror Company Common Stock” means the Acquiror Company’s common stock, par value US $0.001 per share.

1.6 “Acquiror Company Preferred Shares” means the Series M preferred stock of the Acquiror Company being issued to the Shareholders pursuant hereto.

1.7 “Affiliate” shall mean, with respect to any Person, any other Person that (a) directly or indirectly, whether through one or more intermediaries or otherwise, controls or is controlled by or is under common control with such Person. For purposes of this definition, “control” (including with correlative meanings “controlled by” and “under common control with”) of a Person means the power, direct or indirect, to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract or otherwise. For the purposes of this definition, a Person shall be deemed to control any of his or her immediate family members.

1.8 “Agreement” means this Share Exchange Agreement, including all Schedules and Exhibits hereto, as this Share Exchange Agreement may be from time to time amended, modified or supplemented.

1.9 “Closing” has the meaning set forth in Section 3.1.

1.10 “Closing Date” has the meaning set forth in Section 3.1.

1.11 “Code” means the Internal Revenue Code of 1986, as amended.

1.12 “Commission” means the Securities and Exchange Commission or any other federal agency then administering the Securities Act and the Exchange Act.

1.13 “Company” means Excelsior Gold Corporation, a company organized under the laws of the State of Utah.

1.14 “Company Board” means the Board of Directors of the Company.

1.15 “Company Indemnified Party” has the meaning set forth in Section 9.1.

1.16 “Company Subsidiaries” means all of the direct and indirect Subsidiaries of the Company.

1.17 “Equity Security” means any stock or similar security, including, without limitation, securities containing equity features and securities containing profit participation features, or any security convertible into or exchangeable for, with or without consideration, any stock or similar security, or any security carrying any warrant, right or option to subscribe to or purchase any shares of capital stock, or any such warrant or right.

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1.18 “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

1.19 “Exchange Act” means the Securities Exchange Act of 1934 or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same will then be in effect.

1.20 “Exhibits” means the several exhibits referred to and identified in this Agreement.

1.21 “Form 8-K” means a current report on Form 8-K under the Exchange Act.

1.22 “GAAP” means, with respect to any Person, United States generally accepted accounting principles applied on a consistent basis with such Person’s past practices.

1.23 “Governmental Authority” means any federal or national, state or provincial, municipal or local government, governmental authority, regulatory or administrative agency, governmental commission, department, board, bureau, agency or instrumentality, political subdivision, commission, court, tribunal, official, arbitrator or arbitral body, in each case whether U.S. or non-U.S.

1.24 “Indebtedness” means any obligation, contingent or otherwise. Any obligation secured by a Lien on, or payable out of the proceeds of, or production from, property of the relevant party will be deemed to be Indebtedness.

1.25 “Intellectual Property” means all industrial and intellectual property, including, without limitation, all U.S. and non-U.S. patents, patent applications, patent rights, trademarks, trademark applications, common law trademarks, Internet domain names, trade names, service marks, service mark applications, common law service marks, and the goodwill associated therewith, copyrights, in both published and unpublished works, whether registered or unregistered, copyright applications, franchises, licenses, know-how, trade secrets, technical data, designs, customer lists, confidential and proprietary information, processes and formulae, all computer software programs or applications, layouts, inventions, development tools and all documentation and media constituting, describing or relating to the above, including manuals, memoranda, and records, whether such intellectual property has been created, applied for or obtained anywhere throughout the world.

1.26 “Laws” means, with respect to any Person, any U.S. or non-U.S. federal, national, state, provincial, local, municipal, international, multinational or other law (including common law), constitution, statute, code, ordinance, rule, regulation or treaty applicable to such Person.

1.27 “Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind, including, without limitation, any conditional sale or other title retention agreement, any lease in the nature thereof and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction and including any lien or charge arising by Law.

1.28 “Material Acquiror Company Contract” means any and all agreements, contracts, arrangements, leases, commitments or otherwise, of the Acquiror Company, of the type and nature that the Acquiror Company is required to file with the Commission.

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1.29 “Material Adverse Effect” means, any change, effect or circumstance which, individually or in the aggregate, would reasonably be expected to (a) have a material adverse effect on the business, assets, financial condition or results of operations of the Acquiror Company or the Acquired Companies, as the case may be, in each case taken as a whole or (b) materially impair the ability of the Acquiror Company or the Acquired Companies, as the case may be, to perform their obligations under this Agreement, excluding any change, effect or circumstance resulting from (i) the announcement, pendency or consummation of the transactions contemplated by this Agreement, (ii) changes in the United States securities markets generally, or (iii) changes in general economic, currency exchange rate, political or regulatory conditions in industries in which the Acquiror Company or the Acquired Companies, as the case may be, operate or (c) result in litigation, claims, disputes or property loss in excess of US$150,000 in the future, and that would prohibit or otherwise materially interfere with the ability of any party to this Agreement to perform any of its obligations under this Agreement in any material respect.

1.30 “Order” means any award, decision, injunction, judgment, order, ruling, subpoena, or verdict entered, issued, made, or rendered by any Governmental Authority.

1.31 “Organizational Documents” means (a) the articles or certificate of incorporation and the by-laws or code of regulations of a corporation; (b) the partnership agreement and any statement of partnership of a general partnership; (c) the limited partnership agreement and the certificate of limited partnership of a limited partnership; (d) the articles or certificate of formation and operating agreement of a limited liability company; (e) any other document performing a similar function to the documents specified in clauses (a), (b), (c) and (d) adopted or filed in connection with the creation, formation or organization of a Person; and (f) any and all amendments to any of the foregoing.

1.32 “Permitted Liens” means (a) Liens for Taxes not yet payable or in respect of which the validity thereof is being contested in good faith by appropriate proceedings and for the payment of which the relevant party has made adequate reserves; (b) Liens in respect of pledges or deposits under workmen’s compensation laws or similar legislation, carriers, warehousemen, mechanics, laborers and material men and similar Liens, if the obligations secured by such Liens are not then delinquent or are being contested in good faith by appropriate proceedings conducted and for the payment of which the relevant party has made adequate reserves; (c) statutory Liens incidental to the conduct of the business of the relevant party which were not incurred in connection with the borrowing of money or the obtaining of advances or credits and that do not in the aggregate materially detract from the value of its property or materially impair the use thereof in the operation of its business; and (d) Liens that would not have a Material Adverse Effect.

1.33 “Person” means all natural persons, corporations, business trusts, associations, companies, partnerships, limited liability companies, joint ventures and other entities, governments, agencies and political subdivisions.

1.34 “Proceeding” means any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative or investigative) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Authority.

1.35 “Rule 144” means Rule 144 under the Securities Act, as the same may be amended from time to time, or any successor statute.

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1.36 “Series M Certificate of Designations” has the meaning set forth in the Background section of this Agreement.

1.37 “Schedule 14(f) Filing” means an information statement filed by the Acquiror Company on Schedule 14f-1 under the Exchange Act.

1.38 “Schedules” means the several schedules referred to and identified herein, setting forth certain disclosures, exceptions and other information, data and documents referred to at various places throughout this Agreement.

1.39 “SEC Documents” has the meaning set forth in Section 6.25.

1.40 “Section 4(2)” means Section 4(2) under the Securities Act, as the same may be amended from time to time, or any successor statute.

1.41 “Securities Act” means the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same will be in effect at the time.

1.42 “Share Exchange” has the meaning set forth in Section 2.1.

1.43 “Shares” means the issued and outstanding shares of the Company.

1.44 “Subsidiary” means, with respect to any Person, any corporation, limited liability company, joint venture or partnership of which such Person (a) beneficially owns, either directly or indirectly, more than 50% of (i) the total combined voting power of all classes of voting securities of such entity, (ii) the total combined equity interests, or (iii) the capital or profit interests, in the case of a partnership or limited liability company; or (b) otherwise has the power to vote or to direct the voting of sufficient securities to elect a majority of the board of directors or similar governing body.

1.45 “Survival Period” has the meaning set forth in Section 11.1.

1.46 “Taxes” means all foreign, federal, state or local taxes, charges, fees, levies, imposts, duties and other assessments, as applicable, including, but not limited to, any income, alternative minimum or add-on, estimated, gross income, gross receipts, sales, use, transfer, transactions, intangibles, ad valorem, value-added, franchise, registration, title, license, capital, paid-up capital, profits, withholding, payroll, employment, unemployment, excise, severance, stamp, occupation, premium, real property, recording, personal property, federal highway use, commercial rent, environmental (including, but not limited to, taxes under Section 59A of the Code) or windfall profit tax, custom, duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest, penalties or additions to tax with respect to any of the foregoing; and “Tax” means any of the foregoing Taxes.

1.47 “Tax Group” means any federal, state, local or foreign consolidated, affiliated, combined, unitary or other similar group of which the Acquiror Company is now or was formerly a member.

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1.48 “Tax Return” means any return, declaration, report, claim for refund or credit, information return, statement or other similar document filed with any Governmental Authority with respect to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

1.49 “Transaction Documents” means, collectively, all agreements, instruments and other documents to be executed and delivered in connection with the transactions contemplated by this Agreement.

1.50 “U.S.” means the United States of America.

1.51 “U.S. Dollars” or “US $” means the currency of the United States of America.

1.52 “U.S. Person” has the meaning set forth in Regulation S under the Securities Act.

SECTION II

EXCHANGE OF SHARES AND SHARE CONSIDERATION

2.1 Share Exchange. At the Closing, (i) the Shareholders shall transfer 1,000,999 shares, representing all of the issued and outstanding Shares of the Company to the Acquiror Company, and the Acquiror Company shall issue 1,000.999 fully paid and nonassessable Acquiror Company Preferred Shares (the “Share Exchange”) to the Shareholders; and (ii) the Acquiror Company Shareholder shall effectuate an agreement agreeing to cancel and forfeit all rights to the Cancelled Shares.

2.2 Withholding. The Acquiror Company shall be entitled to deduct and withhold from the Acquiror Company Shares otherwise issuable pursuant to this Agreement to any Shareholders such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code or any provision of state, local, provincial or foreign tax Law. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to such Shareholders in respect of which such deduction and withholding was made.

2.3 Directors of Acquiror Company at Closing Date. On the Closing Date, the current sole director of the Acquiror Company shall appoint Mr. Douglas McFarland to serve as a member and Chairman of the Acquiror Company Board and appoint Mr. W. Glen Zinn and Mr. Paul Donaldson as members of the Acquiror Company Board to be effective on the tenth day after the mailing of the Schedule 14(f) to the stockholders of record of the Acquiror Company (the “Effective Time”). On the Closing Date, Wansor shall tender her resignation as a director of the Acquiror Company to be effective at the Effective Time.

2.4 Officers of Acquiror Company at Closing Date. On the Closing Date, Wansor shall resign from each officer position held at the Acquiror Company and the Acquiror Company Board shall appoint Douglas McFarland to serve as the Chief Executive Officer, W. Glen Zinn to serve as the Chief Financial Officer, and Paul Donaldson to serve as the Chief Technology Officer.

2.5 Section 368 Reorganization. For U.S. federal income tax purposes, the Share Exchange is intended to constitute a “reorganization” within the meaning of Section 368(a)(1)(B) of the Code. The parties to this Agreement hereby adopt this Agreement as a “plan of reorganization”

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within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations. Notwithstanding the foregoing or anything else to the contrary contained in this Agreement, the parties acknowledge and agree that no party is making any representation or warranty as to the qualification of the Share Exchange as a reorganization under Section 368 of the Code or as to the effect, if any, that any transaction consummated prior to the Closing Date has or may have on any such reorganization status. The parties acknowledge and agree that each (i) has had the opportunity to obtain independent legal and tax advice with respect to the transaction contemplated by this Agreement, and (ii) is responsible for paying its own Taxes, including without limitation, any adverse Tax consequences that may result if the transaction contemplated by this Agreement is not determined to qualify as a reorganization under Section 368 of the Code.

2.6 Unwind Provision. In the event that Acquiror Company is unable to raise $3,500,000 within twelve months from debt and/or equity investors for the development of the assets of the Company, a majority of the Shareholders may at their option unwind this transaction by returning the Conversion Shares to the Acquiror Company and the Acquiror Company must surrender the Shares to the Shareholders.

SECTION III

CLOSING DATE

3.1 Closing Date. The closing of the Share Exchange (the “Closing”) shall take place at 10:00 a.m. Eastern Time on the day all of the closing conditions set forth in Sections 8 and 9 herein have been satisfied or waived, or at such other time and date as the parties hereto shall agree in writing (the “Closing Date”).

SECTION IV

REPRESENTATIONS AND WARRANTIES OF SHAREHOLDERS

4.1 Generally. Subject to the disclosures contained in the relevant Schedules attached hereto, the Shareholder hereby represents and warrants to the Acquiror Company as follows:

4.1.1 Authority. Such Shareholders have the right, power, authority and capacity to execute and deliver this Agreement and each of the Transaction Documents to which such Shareholders are a party, to consummate the transactions contemplated by this Agreement and each of the Transaction Documents to which such Shareholders are a party, and to perform such Shareholders’ obligations under this Agreement and each of the Transaction Documents to which such Shareholders are a party. This Agreement has been, and each of the Transaction Documents to which such Shareholders are a party will be, duly and validly authorized and approved, executed and delivered by such Shareholders. Assuming this Agreement and the Transaction Documents have been duly and validly authorized, executed and delivered by the parties thereto other than such Shareholders, this Agreement is, and each of the Transaction Documents to which such Shareholders are a party have been, duly authorized, executed and delivered by such Shareholders and constitutes the legal, valid and binding obligation of such Shareholders, enforceable against such Shareholders in accordance with their respective terms, except as such enforcement is limited by general equitable principles, or by bankruptcy, insolvency and other similar Laws affecting the enforcement of creditors rights generally.

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4.1.2 No Conflict. Neither the execution or delivery by such Shareholders of this Agreement or any Transaction Document to which such Shareholders are a party, nor the consummation or performance by such Shareholders of the transactions contemplated hereby or thereby will, directly or indirectly, (a) contravene, conflict with, or result in a violation of any provision of the Organizational Documents of such Shareholders (if such Shareholders are not a natural person); (b) contravene, conflict with, constitute a default (or an event or condition which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or acceleration of, any agreement or instrument to which such Shareholders are a party or by which the properties or assets of such Shareholders are bound; or (c) contravene, conflict with, or result in a violation of, any Law or Order to which such Shareholders, or any of the properties or assets of such Shareholders, may be subject.

4.1.3 Ownership of Shares. Such Shareholders own, of record and beneficially, and have good, valid and indefeasible title to and the right to transfer to the Acquiror Company pursuant to this Agreement, such Shareholders’ Shares free and clear of any and all Liens. Except as set forth on Schedule 4.1.3, there are no options, rights, voting trusts, stockholder agreements or any other contracts or understandings to which such Shareholders are a party or by which such Shareholders or such Shareholders’ Shares are bound with respect to the issuance, sale, transfer, voting or registration of such Shareholder’s Shares. At the Closing Date, the Acquiror Company will acquire good, valid and marketable title to such Shareholders’ Shares free and clear of any and all Liens.

4.1.4 Litigation. There is no pending Proceeding against such Shareholders that involve the Shares or that challenges, or may have the effect of preventing, delaying or making illegal, or otherwise interfering with, any of the transactions contemplated by this Agreement and, to the knowledge of such Shareholders, no such Proceeding has been threatened, and no event or circumstance exists that is reasonably likely to give rise to or serve as a basis for the commencement of any such Proceeding.

4.1.5 No Brokers or Finders. No Person has, or as a result of the transactions contemplated herein will have, any right or valid claim against such Shareholders for any commission, fee or other compensation as a finder or broker, or in any similar capacity, and such Shareholders will indemnify and hold the Acquiror Company harmless against any liability or expense arising out of, or in connection with, any such claim.

4.2 Investment Representations. The Shareholders hereby represent and warrant as follows:

4.2.1 Acknowledgment. The Shareholders understand and agree that the Acquiror Company Preferred Shares to be issued pursuant to this Agreement and the Share Exchange have not been registered under the Securities Act or the securities laws of any state of the U.S. and that the issuance of the Acquiror Company Preferred Shares is being effected in reliance upon an exemption from registration afforded either under Section 4(2) of the Securities Act for transactions by an issuer not involving a public offering or Regulation D for offers and sales to accredited investors.

4.2.2 Status. By its execution of this Agreement, the Shareholders represent and warrant to the Acquiror Company that the Shareholders are all Accredited Investors.

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4.2.3 Stock Legends. The Shareholders hereby agree with the Acquiror Company as follows:

(a) Securities Act Legend. The certificate(s) evidencing the Acquiror Company Preferred Shares issued to the Shareholders and the Conversion Shares to be issued to the Shareholders upon the Mandatory Conversion, and each certificate issued in transfer thereof, will bear the following legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED EXCEPT (1) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR (2) PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, IN WHICH CASE THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE COMPANY AN OPINION OF COUNSEL, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED IN THE MANNER CONTEMPLATED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.

(b) Other Legends. The certificate(s) representing such Acquiror Company Preferred Shares and the Conversion Shares to be issued to the Shareholders upon the Mandatory Conversion, and each certificate issued in transfer thereof, will also bear any other legend required under any applicable Law, including, without limitation, any U.S. state corporate and state securities law, or contract.

(c) Opinion. The Shareholders will not transfer any or all of the Acquiror Company Preferred Shares or the Conversion Shares absent an effective registration statement under the Securities Act and applicable state securities law covering the disposition of the Shareholders’ Acquiror Company Preferred Shares or the Conversion Shares, as the case may be, without first providing the Acquiror Company with an opinion of counsel (which counsel and opinion are reasonably satisfactory to the Acquiror Company) to the effect that such transfer will be exempt from the registration and the prospectus delivery requirements of the Securities Act and the registration or qualification requirements of any applicable U.S. state securities laws.

(d) Consent. The Shareholders understand and acknowledge that the Acquiror Company may refuse to transfer the Acquiror Company Preferred Shares and the Conversion Shares, unless the Shareholders comply with this Section 4.2 and any other restrictions on transferability. The Shareholders consent to the Acquiror Company making a notation on its records or giving instructions to any transfer agent of the Acquiror Company’s preferred stock and Common Stock in order to implement the restrictions on transfer of the Acquiror Company Perferred Shares and the Conversion Shares.

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SECTION V

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Subject to the disclosures contained in the relevant Schedules attached hereto, the Company represents and warrants to the Acquiror Company as follows:

5.1 Organization and Qualification.

5.1.1 The Company is duly incorporated and validly existing under the laws of the State of Utah, has all requisite authority and power (corporate and other), governmental licenses, authorizations, consents and approvals to carry on its business as presently conducted, to own, hold and operate its properties and assets as now owned, held and operated by it, to enter into this Agreement, to carry out the provisions hereof except where the failure to be so organized, existing and in good standing or to have such authority or power will not, in the aggregate, have a Material Adverse Effect. The Company is duly qualified, licensed or domesticated as a foreign corporation in good standing in each jurisdiction wherein the nature of its activities or its properties owned or leased makes such qualification, licensing or domestication necessary, except where the failure to be so qualified, licensed or domesticated will not have a Material Adverse Effect.

5.2 Subsidiaries. The Company does not own directly or indirectly, any equity or other ownership interest in any corporation, partnership, joint venture or other entity or enterprise.

5.3 Organizational Documents.

5.3.1 The copies of the Memorandum and Articles of Association of the Company and the documents which constitute all other Organizational Documents of the Company, that have been delivered to the Acquiror Company prior to the execution of this Agreement are true and complete and have not been amended or repealed. The Company is not in violation or breach of any of the provisions of its Organizational Documents.

5.4 Authorization and Validity of this Agreement. The Company has all requisite authority and power (corporate and other), authorizations, consents and approvals to enter into this Agreement and each of the Transaction Documents to which the Company is a party, to consummate the transactions contemplated by this Agreement and each of the Transaction Documents to which the Company is a party, to perform its obligations under this Agreement and each of the Transaction Documents to which the Company is a party, and to record the transfer of the Shares and the delivery of the new certificates representing the Shares registered in the name of the Acquiror Company. The execution, delivery and performance by the Company of this Agreement and each of the Transaction Documents to which the Company is a party have been duly authorized by all necessary corporate action and do not require from the Company Board or the Shareholders any consent or approval that has not been validly and lawfully obtained. The execution, delivery and performance by the Company of this Agreement and each of the Transaction Documents to which the Company is a party requires no authorization, consent, approval, license, exemption of or filing or registration with any Governmental Authority or other Person.

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5.5 No Violation. Neither the execution nor the delivery by the Company of this Agreement or any Transaction Document to which the Company is a party, nor the consummation or performance by the Company of the transactions contemplated hereby or thereby will, directly or indirectly, (a) contravene, conflict with, or result in a violation of any provision of the Organizational Documents of the Company; (b) contravene, conflict with, constitute a default (or an event or condition which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or acceleration of, or result in the imposition or creation of any Lien under, any agreement or instrument to which the Company is a party or by which the properties or assets of the Company are bound ; (c) contravene, conflict with, or result in a violation of, any Law or Order to which the Company, or any of the properties or assets owned or used by the Company, may be subject; or (d) contravene, conflict with, or result in a violation of, the terms or requirements of, or give any Governmental Authority the right to revoke, withdraw, suspend, cancel, terminate or modify, any licenses, permits, authorizations, approvals, franchises or other rights held by the Company or that otherwise relate to the business of, or any of the properties or assets owned or used by, the Company, except, in the cases of clauses (b), (c) and (d), for any such contraventions, conflicts, violations, or other occurrences as would not have a Material Adverse Effect.

5.6 Binding Obligations. Assuming this Agreement and the Transaction Documents have been duly and validly authorized, executed and delivered by the parties hereto and thereto other than the Company, this Agreement and each of the Transaction Documents to which the Company is a party are duly authorized, executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforcement is limited by general equitable principles, or by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors rights generally.

5.7 Capitalization and Related Matters.

5.7.1 Capitalization of the Company. The authorized capital stock of the Company consists of 10,000,000 Shares, of which 1,000,999 shares are issued and outstanding. Except as set forth on Schedule 5.7.1, there are no outstanding or authorized options, warrants, calls, purchase agreements, participation agreements, subscription rights, conversion rights, exchange rights or other securities or contracts that could require the Company to issue, sell or otherwise cause to become outstanding any of its authorized but unissued shares of capital stock or any securities convertible into, exchangeable for or carrying a right or option to purchase shares of capital stock or to create, authorize, issue, sell or otherwise cause to become outstanding any new class of capital stock. There are no outstanding stockholders’ agreements, voting trusts or arrangements, registration rights agreements, rights of first refusal or other contracts pertaining to the capital stock of the Company. The issuance of all of the Shares described in this Section 5.7.1 has been in compliance with the laws of the State of Utah. All issued and outstanding shares of the Company’s capital stock are duly authorized, validly issued, fully paid and nonassessable and have not been issued in violation of any preemptive or similar rights. The owners of the Shares of the Company own, and have good, valid and marketable title to, all the Shares of the Company.

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5.7.2 No Redemption Requirements. There are no outstanding contractual obligations (contingent or otherwise) of the Company to retire, repurchase, redeem or otherwise acquire any outstanding shares of capital stock of, or other ownership interests in, the Company or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any other Person.

5.8 Compliance with Laws and Other Instruments. Except as would not have a Material Adverse Effect, the business and operations of the Company have been and are being conducted in accordance with all applicable Laws and Orders. Except as would not have a Material Adverse Effect, the Company has not received notice of any violation (or any Proceeding involving an allegation of any violation) of any applicable Law or Order by or affecting the Company and, to the knowledge of the Company no Proceeding involving an allegation of violation of any applicable Law or Order is threatened or contemplated. Except as would not have a Material Adverse Effect, the Company is not, and is not alleged to be, in violation of, or (with or without notice or lapse of time or both) in default under, or in breach of, any term or provision of its Organizational Documents or of any indenture, loan or credit agreement, note, deed of trust, mortgage, security agreement or other material agreement, lease, license or other instrument, commitment, obligation or arrangement to which the Company is a party or by which any of the Company’s properties, assets or rights are bound or affected. To the knowledge of the Company, no other party to any material contract, agreement, lease, license, commitment, instrument or other obligation to which the Company is a party is (with or without notice or lapse of time or both) in default thereunder or in breach of any term thereof. The Company is not subject to any obligation or restriction of any kind or character, nor is there, to the knowledge of the Company, any event or circumstance relating to the Company that materially and adversely affects in any way its business, properties, assets or prospects or that prohibits the Company from entering into this Agreement or would prevent or make burdensome its performance of or compliance with all or any part of this Agreement or the consummation of the transactions contemplated hereby or thereby.

5.9 Certain Proceedings. There is no pending Proceeding that has been commenced against the Company and that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the transactions contemplated in this Agreement. To the Company’s knowledge, no such Proceeding has been threatened.

5.10 No Brokers or Finders. Except as disclosed in Schedule 5.10, no Person has, or as a result of the transactions contemplated herein will have, any right or valid claim against the Company for any commission, fee or other compensation as a finder or broker, or in any similar capacity, and the Company will indemnify and hold the Acquiror Company harmless against any liability or expense arising out of, or in connection with, any such claim.

5.11 Title to and Condition of Properties. Except as would not have a Material Adverse Effect, the Company owns (with good and marketable title in the case of real property) or holds under valid leases or other rights to use all real property, plants, machinery and equipment necessary for the conduct of the business of the Company as presently conducted, free and clear of all Liens, except Permitted Liens. The material buildings, plants, machinery and equipment necessary for the conduct of the business of the Company as presently conducted are structurally sound, are in good operating condition and repair and are adequate for the uses to which they are being put, in each case, taken as a whole, and none of such buildings, plants, machinery or

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equipment is in need of maintenance or repairs, except for ordinary, routine maintenance and repairs that are not material in nature or cost.

5.12 Board Recommendation. The Company Board has, by unanimous written consent, determined that this Agreement and the transactions contemplated by this Agreement, are advisable and in the best interests of the Company and its Shareholders.

5.13 Intellectual Property. The Company and each of the Company Subsidiaries owns or possesses all patents, trademarks, domain names (whether or not registered) and any patentable improvements or copyrightable derivative works thereof, websites and intellectual property rights relating thereto, service marks, trade names, copyrights, licenses and authorizations, and all rights with respect to the foregoing, which are necessary for the conduct of its business as now conducted without any conflict with the rights of others.

5.14 Due Diligence. The Company has had the opportunity to perform all due diligence investigations of the Acquiror Company and its business that the Company has deemed necessary or appropriate and to ask all questions of the officers and directors of the Acquiror Company that the Company wished to ask. The Company has reviewed sufficient information to allow it to make the satisfactory evaluation on the merits and risks of the transactions contemplated by this Agreement. Notwithstanding the foregoing, nothing herein shall derogate from or otherwise modify the representations and warranties of the Acquiror Company set forth in this Agreement, on which the Shareholders have relied in making an exchange of the Shares of the Company for the Acquiror Company Preferred Shares.

5.15 Liabilities. Except as indicated in the financial statements and those incurred in the ordinary business hereto, since December 31, 2012, neither the Company nor the Company Subsidiaries has incurred any external liabilities, obligations, claims or losses (whether liquidated or unliquidated, secured or unsecured, absolute, accrued, contingent or otherwise) which, individually or in the aggregate, are reasonably likely to cause a Material Adverse Effect.

5.16 Adverse Interest. No current officer, director or Person known to the Company or the Company Subsidiaries to be the record or beneficial owner in excess of 5% of such entity’s outstanding stock, is a party adverse to the Company or the Company Subsidiaries or has a material interest adverse to the Company or the Company Subsidiaries in any material pending Proceeding.

5.17 No Material Adverse Effect. Since December 31, 2009, the Company and the Company Subsidiaries has not suffered a Material Adverse Effect.

SECTION VI

REPRESENTATIONS AND WARRANTIES OF THE ACQUIROR COMPANY

Subject to the disclosures contained in the relevant Schedules attached hereto, the Acquiror Company represent and warrant to the Shareholders and the Company as follows:

6.1 Organization and Qualification. The Acquiror Company is duly organized, validly existing and in good standing under the laws of Nevada, has all requisite corporate authority and power, governmental licenses, authorizations, consents and approvals to carry on its business as presently conducted and to own, hold and operate its properties and assets as now owned, held and

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operated by it. The Acquiror Company is duly qualified, licensed or domesticated as a foreign corporation in good standing in each jurisdiction wherein the nature of its activities or its properties owned, held or operated makes such qualification, licensing or domestication necessary, except where the failure to be so duly qualified, licensed or domesticated and in good standing would not have a Material Adverse Effect. Schedule 6.1 sets forth a true, correct and complete list of the Acquiror Company’s jurisdiction of organization and each other jurisdiction in which the Acquiror Company presently conducts its business or owns, holds and operates its properties and assets.

6.2 Subsidiaries. The Acquiror Company does not own, directly or indirectly, any equity or other ownership interest in any corporation, partnership, joint venture or other entity or enterprise.

6.3 Organizational Documents. True, correct and complete copies of the Organizational Documents of the Acquiror Company have been delivered to the Company prior to the execution of this Agreement, and no action has been taken to amend or repeal such Organizational Documents since such date of delivery. The Acquiror Company is not in violation or breach of any of the provisions of its Organizational Documents.

6.4 Authorization. The Acquiror Company and the Acquiror Company Principal Shareholder have all requisite authority and power (corporate and other), governmental licenses, authorizations, consents and approvals to enter into this Agreement and each of the Transaction Documents to which the Acquiror Company and the Acquiror Company Principal Shareholder is a party, to consummate the transactions contemplated by this Agreement and each of the Transaction Documents to which the Acquiror Company and the Acquiror Company Principal Shareholder is a party and to perform its obligations under this Agreement and each of the Transaction Documents to which the Acquiror Company and the Acquiror Company Principal Shareholder is a party. The execution, delivery and performance by the Acquiror Company and the Acquiror Company Principal Shareholder of this Agreement and each of the Transaction Documents to which the Acquiror Company and the Acquiror Company Principal Shareholder is a party have been duly authorized by all necessary corporate action and do not, other than approval by the Acquiror Company stockholders in relation to the actions contemplated by the Schedule 14F Filing, require from the Acquiror Company Board any consent or approval that has not been validly and lawfully obtained. The execution, delivery and performance by the Acquiror Company and the Acquiror Company Principal Shareholder of this Agreement and each of the Transaction Documents to which the Acquiror Company and the Acquiror Company Principal Shareholder is a party requires no authorization, consent, approval, license, exemption of or filing or registration with any Governmental Authority or other Person other than such other customary filings with the Commission for transactions of the type contemplated by this Agreement and the Transaction Documents.

6.5 No Violation. Neither the execution nor the delivery by the Acquiror Company and the Acquiror Company Principal Shareholder of this Agreement or any Transaction Document to which the Acquiror Company and the Acquiror Company Principal Shareholder is a party, nor the consummation or performance by the Acquiror Company and the Acquiror Company Principal Shareholder of the transactions contemplated hereby or thereby will, directly or indirectly, (a) contravene, conflict with, or result in a violation of any provision of the Organizational Documents of the Acquiror Company; (b) contravene, conflict with, constitute a default (or an event or condition which, with notice or lapse of time or both, would constitute a default) under, or result in

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the termination or acceleration of, or result in the imposition or creation of any Lien under, any agreement or instrument to which the Acquiror Company or the Acquiror Company Principal Shareholder is a party or by which the properties or assets of the Acquiror Company or the Acquiror Company Principal Shareholder are bound; (c) contravene, conflict with, or result in a violation of, any Law or Order to which the Acquiror Company or the Acquiror Company Principal Shareholder, or any of the properties or assets owned or used by the Acquiror Company or the Acquiror Company Principal Shareholder, may be subject; or (d) contravene, conflict with, or result in a violation of, the terms or requirements of, or give any Governmental Authority the right to revoke, withdraw, suspend, cancel, terminate or modify, any licenses, permits, authorizations, approvals, franchises or other rights held by the Acquiror Company or the Acquiror Company Principal Shareholder or that otherwise relate to the business of, or any of the properties or assets owned or used by, the Acquiror Company or the Acquiror Company Principal Shareholder, except, in the case of clauses (b), (c), or (d), for any such contraventions, conflicts, violations, or other occurrences as would not have a Material Adverse Effect.

6.6 Binding Obligations. Assuming this Agreement and the Transaction Documents have been duly and validly authorized, executed and delivered by the parties hereto and thereto other than the Acquiror Company and the Acquiror Company Principal Shareholder, this Agreement and each of the Transaction Documents to which the Acquiror Company and the Acquiror Company Principal Shareholder is a party are duly authorized, executed and delivered by the Acquiror Company and the Acquiror Company Principal Shareholder and constitutes the legal, valid and binding obligations of the Acquiror Company and the Acquiror Company Principal Shareholder, enforceable against the Acquiror Company and the Acquiror Company Principal Shareholder in accordance with their respective terms, except as such enforcement is limited by general equitable principles, or by bankruptcy, insolvency and other similar Laws affecting the enforcement of creditors rights generally.

6.7 Securities Laws. Assuming the accuracy of the representations and warranties of the Shareholders, the issuance of the Acquiror Company Preferred Shares pursuant to this Agreement will be when issued and paid for in accordance with the terms of this Agreement issued in accordance with exemptions from the registration and prospectus delivery requirements of the Securities Act and the registration permit or qualification requirements of all applicable state securities laws.

6.8 Capitalization and Related Matters.

6.8.1 Capitalization. The authorized capital stock of the Acquiror Company consists of 325,000,000 shares: 300,000,000 shares of the Acquiror Company’s Common Stock are authorized, par value $0.001, of which 261,466,723 shares are issued and outstanding immediately prior to the Share Exchange; 25,000,000 shares of the Acquiror Company’s preferred stock are authorized, par value $0.001, of which none are issued or outstanding. All issued and outstanding shares of the Acquiror Company’s Common Stock immediately prior to the Share Exchange and the Share Exchange are duly authorized, validly issued, fully paid and nonassessable, and have not been issued in violation of any preemptive or similar rights. At the Closing Date, the Acquiror Company will have sufficient authorized and unissued Acquiror Company’s Common Stock and Preferred Stock to consummate the transactions contemplated hereby. There are no outstanding options, warrants, purchase agreements, participation agreements, subscription rights, conversion rights,

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exchange rights or other securities or contracts that could require the Acquiror Company to issue, sell or otherwise cause to become outstanding any of its authorized but unissued shares of capital stock or any securities convertible into, exchangeable for or carrying a right or option to purchase shares of capital stock or to create, authorize, issue, sell or otherwise cause to become outstanding any new class of capital stock. There are no outstanding stockholders’ agreements, voting trusts or arrangements, registration rights agreements, rights of first refusal or other contracts pertaining to the capital stock of the Acquiror Company. The issuance of all of the shares of Acquiror Company’s Common Stock described in this Section 6.8.1 have been in compliance with U.S. federal and state securities laws and state corporate laws and no stockholder of the Acquiror Company has any right to rescind or bring any other claim against the Acquiror Company for failure to comply under the Securities Act, or state securities laws.

6.8.2 No Redemption Requirements. Except as contemplated by the Cancelled Shares, there are no outstanding contractual obligations (contingent or otherwise) of the Acquiror Company to retire, repurchase, redeem or otherwise acquire any outstanding shares of capital stock of, or other ownership interests in, the Acquiror Company or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any other Person.

6.8.3 Duly Authorized. The issuance of the Acquiror Company Preferred Shares has been duly authorized and, upon delivery to the Shareholders of certificates therefor in accordance with the terms of this Agreement, the Acquiror Company Preferred Shares will have been validly issued and fully paid, and will be nonassessable, have the rights, preferences and privileges specified, will be free of preemptive rights and will be free and clear of all Liens and restrictions, other than Liens created by the Shareholders and restrictions on transfer imposed by this Agreement and the Securities Act.

6.9 Compliance with Laws. The business and operations of the Acquiror Company have been and are being conducted in accordance with all applicable Laws and Orders. The Acquiror Company has not received notice of any violation (or any Proceeding involving an allegation of any violation) of any applicable Law or Order by or affecting the Acquiror Company and, to the knowledge of the Acquiror Company, no Proceeding involving an allegation of violation of any applicable Law or Order is threatened or contemplated. The Acquiror Company is not subject to any obligation or restriction of any kind or character, nor is there, to the knowledge of the Acquiror Company, any event or circumstance relating to the Acquiror Company that materially and adversely affects in any way its business, properties, assets or prospects or that prohibits the Acquiror Company from entering into this Agreement or would prevent or make burdensome its performance of or compliance with all or any part of this Agreement or the consummation of the transactions contemplated hereby.

6.10 Certain Proceedings. There is no pending Proceeding that has been commenced against the Acquiror Company and that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the transactions contemplated by this Agreement. To the knowledge of the Acquiror Company, no such Proceeding has been threatened.

6.11 No Brokers or Finders. Except as disclosed in Schedule 6.11, no Person has, or as a result of the transactions contemplated herein will have, any right or valid claim against the Acquiror Company for any commission, fee or other compensation as a finder or broker, or in any similar capacity.

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6.12 Absence of Undisclosed Liabilities. Except as set forth on Schedule 6.12 or in the SEC Documents, as hereafter defined, the Acquiror Company has no debt, obligation or liability (whether accrued, absolute, contingent, liquidated or otherwise, whether due or to become due, whether or not known to the Acquiror Company) arising out of any transaction entered into at or prior to the Closing Date or any act or omission at or prior to the Closing Date, except to the extent set forth on or reserved against on the Acquiror Company Balance Sheet. Any and all debts, obligations or liabilities with respect to directors and officers of the Acquiror Company and of the Acquiror Company will be cancelled prior to the Closing. The Acquiror Company has not incurred any liabilities or obligations under agreements entered into, in the usual and ordinary course of business since December 31, 2012.

6.13 Changes. Except as set forth on Schedule 6.13 or in the SEC Documents, the Acquiror Company has conducted its business in the usual and ordinary course of business consistent with past practice and has not:

6.13.1 Ordinary Course of Business. Entered into any transaction other than in the usual and ordinary course of business, except for this Agreement and each of the Transaction Documents;

6.13.2 Adverse Changes. Suffered or experienced any change in, or affecting, its condition (financial or otherwise), properties, assets, liabilities, business, operations, results of operations or prospects other than changes, events or conditions in the usual and ordinary course of its business or those that would not have a Material Adverse Effect;

6.13.3 Loans. Made any loans or advances to any Person other than travel advances and reimbursement of expenses made to employees, officers and directors in the ordinary course of business;

6.13.4 Liens. Created or permitted to exist any Lien on any material property or asset of the Acquiror Company, other than Permitted Liens;

6.13.5 Capital Stock. Issued, sold, disposed of or encumbered, or authorized the issuance, sale, disposition or encumbrance of, or granted or issued any option to acquire any shares of its capital stock or any other of its securities or any Equity Security, or altered the term of any of its outstanding securities or made any change in its outstanding shares of capital stock or its capitalization, whether by reason of reclassification, recapitalization, stock split, combination, exchange or readjustment of shares, stock dividend or otherwise;

6.13.6 Dividends. Declared, set aside, made or paid any dividend or other distribution to any of its stockholders;

6.13.7 Material Acquiror Company Contracts. Terminated or modified any Material Acquiror Company Contract, except for termination upon expiration in accordance with the terms thereof;

6.13.8 Claims. Released, waived or cancelled any claims or rights relating to or affecting the Acquiror Company in excess of US $10,000 in the aggregate or instituted or settled any Proceeding involving in excess of US $10,000 in the aggregate;

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6.13.9 Discharged Liabilities. Paid, discharged or satisfied any claim, obligation or liability in excess of US $10,000 in the aggregate, except for liabilities incurred prior to the date of this Agreement in the ordinary course of business;

6.13.10 Indebtedness. Created, incurred, assumed or otherwise become liable for any Indebtedness in excess of US $10,000 in the aggregate, other than professional fees;

6.13.11 Guarantees. Guaranteed or endorsed in a material amount any obligation or net worth of any Person;

6.13.12 Acquisitions. Acquired the capital stock or other securities or any ownership interest in, or substantially all of the assets of, any other Person;

6.13.13 Accounting. Changed its method of accounting or the accounting principles or practices utilized in the preparation of its financial statements, other than as required by GAAP;

6.13.14 Agreements. Entered into any agreement, or otherwise obligated itself, to do any of the foregoing.

6.14 Material Acquiror Company Contracts. The Acquiror Company has provided to the Company, prior to the date of this Agreement, true, correct and complete copies of each written Material Acquiror Company Contract, including each amendment, supplement and modification thereto.

6.14.1 No Defaults. Each Material Acquiror Company Contract is a valid and binding agreement of the Acquiror Company that is party thereto, and is in full force and effect. The Acquiror Company is not in breach or default of any Material Acquiror Company Contract to which it is a party and, to the knowledge of the Acquiror Company, no other party to any Material Acquiror Company Contract is in breach or default thereof. No event has occurred or circumstance exists that (with or without notice or lapse of time) would (a) contravene, conflict with or result in a violation or breach of, or become a default or event of default under, any provision of any Material Acquiror Company Contract or (b) permit the Acquiror Company or any other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate or modify any Material Acquiror Company Contract. The Acquiror Company has not received notice of the pending or threatened cancellation, revocation or termination of any Material Acquiror Company Contract to which it is a party. There are no renegotiations of, or attempts to renegotiate, or outstanding rights to renegotiate any material terms of any Material Acquiror Company Contract.

6.15 Employees.

6.15.1 Except as set forth on Schedule 6.15.1, the Acquiror Company has no employees, independent contractors or other Persons providing services to them. Except as would not have a Material Adverse Effect, the Acquiror Company is in full compliance with all Laws regarding employment, wages, hours, benefits, equal opportunity, collective bargaining, the payment of Social Security and other taxes, and occupational safety and health. The Acquiror Company is not liable for the payment of any compensation, damages, taxes, fines, penalties or other amounts, however designated, for failure to comply with any of the foregoing Laws.

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6.15.2 No director, officer or employee of the Acquiror Company is a party to, or is otherwise bound by, any contract (including any confidentiality, non-competition or proprietary rights agreement) with any other Person that in any way adversely affects or will materially affect (a) the performance of his or her duties as a director, officer or employee of the Acquiror Company or (b) the ability of the Acquiror Company to conduct its business. Except as set forth on Schedule 6.15.2, each employee of the Acquiror Company is employed on an at-will basis and the Acquiror Company does not have any contract with any of its employees which would interfere with its ability to discharge its employees.

6.16 Tax Returns and Audits.

6.16.1 Tax Returns. The Acquiror Company has filed all material Tax Returns required to be filed (if any) by or on behalf of the Acquiror Company and has paid all material Taxes of the Acquiror Company required to have been paid (whether or not reflected on any Tax Return). No Governmental Authority in any jurisdiction has made a claim, assertion or threat to the Acquiror Company that the Acquiror Company is or may be subject to taxation by such jurisdiction; there are no Liens with respect to Taxes on the Acquiror Company’s property or assets other than Permitted Liens; and there are no Tax rulings, requests for rulings, or closing agreements relating to the Acquiror Company for any period (or portion of a period) that would affect any period after the date hereof.

6.16.2 No Adjustments, Changes. Neither the Acquiror Company nor any other Person on behalf of the Acquiror Company (a) has executed or entered into a closing agreement pursuant to Section 7121 of the Code or any predecessor provision thereof or any similar provision of state, local or foreign law; or (b) has agreed to or is required to make any adjustments pursuant to Section 481(a) of the Code or any similar provision of state, local or foreign law.

6.16.3 No Disputes. There is no pending audit, examination, investigation, dispute, proceeding or claim with respect to any Taxes of the Acquiror Company, nor is any such claim or dispute pending or contemplated. The Acquiror Company has delivered to the Company true, correct and complete copies of all Tax Returns and examination reports and statements of deficiencies assessed or asserted against or agreed to by the Acquiror Company, if any, since its inception and any and all correspondence with respect to the foregoing.

6.16.4 Not a U.S. Real Property Holding Corporation. The Acquiror Company is not and has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code at any time during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

6.16.5 No Tax Allocation, Sharing. The Acquiror Company is not and has not been a party to any Tax allocation or sharing agreement.

6.16.6 No Other Arrangements. The Acquiror Company is not a party to any agreement, contract or arrangement for services that would result, individually or in the aggregate, in the payment of any amount that would not be deductible by reason of Section 162(m), 280G or 404 of the Code. The Acquiror Company is not a “consenting corporation” within the meaning of Section 341(f) of the Code. The Acquiror Company does not have any “tax-exempt bond financed property” or “tax-exempt use property” within the meaning of Section 168(g) or (h), respectively of

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the Code. The Acquiror Company does not have any outstanding closing agreement, ruling request, request for consent to change a method of accounting, subpoena or request for information to or from a Governmental Authority in connection with any Tax matter. During the last two years, the Acquiror Company has not engaged in any exchange with a related party (within the meaning of Section 1031(f) of the Code) under which gain realized was not recognized by reason of Section 1031 of the Code. The Company is not a party to any reportable transaction within the meaning of Treasury Regulation Section 1.6011-4.

6.17 Material Assets. The financial statements of the Acquiror Company set forth in the SEC Documents reflect the material properties and assets (real and personal) owned or leased by the Acquiror Company.

6.18 Litigation; Orders. There is no Proceeding (whether federal, state, local or foreign) pending or, to the knowledge of the Acquiror Company, threatened against or affecting the Acquiror Company or any of Acquiror Company’s properties, assets, business or employees. To the knowledge of the Acquiror Company, there is no fact that might result in or form the basis for any such Proceeding. The Acquiror Company is not subject to any Orders.

6.19 Licenses. The Acquiror Company possesses from the appropriate Governmental Authority all licenses, permits, authorizations, approvals, franchises and rights that are necessary for the Acquiror Company to engage in its business as currently conducted and to permit the Acquiror Company to own and use its properties and assets in the manner in which it currently owns and uses such properties and assets (collectively, “Acquiror Company Permits”). The Acquiror Company has not received notice from any Governmental Authority or other Person that there is lacking any license, permit, authorization, approval, franchise or right necessary for the Acquiror Company to engage in its business as currently conducted and to permit the Acquiror Company to own and use its properties and assets in the manner in which it currently owns and uses such properties and assets. The Acquiror Company Permits are valid and in full force and effect. No event has occurred or circumstance exists that may (with or without notice or lapse of time): (a) constitute or result, directly or indirectly, in a violation of or a failure to comply with any Acquiror Company Permit; or (b) result, directly or indirectly, in the revocation, withdrawal, suspension, cancellation or termination of, or any modification to, any Acquiror Company Permit. The Acquiror Company has not received notice from any Governmental Authority or any other Person regarding: (a) any actual, alleged, possible or potential contravention of any Acquiror Company Permit; or (b) any actual, proposed, possible or potential revocation, withdrawal, suspension, cancellation, termination of, or modification to, any Acquiror Company Permit. All applications required to have been filed for the renewal of such Acquiror Company Permits have been duly filed on a timely basis with the appropriate Persons, and all other filings required to have been made with respect to such Acquiror Company Permits have been duly made on a timely basis with the appropriate Persons. All Acquiror Company Permits are renewable by their terms or in the ordinary course of business without the need to comply with any special qualification procedures or to pay any amounts other than routine fees or similar charges, all of which have, to the extent due, been duly paid.

6.20 Interested Party Transactions. Except as set forth on Schedule 6.20, no officer, director or stockholder of the Acquiror Company or any Affiliate or “associate” (as such term is defined in Rule 405 of the Commission under the Securities Act) of any such Person, has or has had, either directly or indirectly, (1) an interest in any Person which (a) furnishes or sells services or products

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which are furnished or sold or are proposed to be furnished or sold by the Acquiror Company, or (b) purchases from or sells or furnishes to, or proposes to purchase from, sell to or furnish the Acquiror Company any goods or services; or (2) a beneficial interest in any contract or agreement to which the Acquiror Company is a party or by which it may be bound or affected.

6.21 Governmental Inquiries. The Acquiror Company has provided to the Company a copy of each material written inspection report, questionnaire, inquiry, demand or request for information received by the Acquiror Company from any Governmental Authority, and the Acquiror Company’s response thereto, and each material written statement, report or other document filed by the Acquiror Company with any Governmental Authority.

6.22 Bank Accounts and Safe Deposit Boxes. Except as set forth on Schedule 6.22, the Acquiror Company does not have any bank or other deposit or financial account, nor does the Acquiror Company have any lock boxes or safety deposit boxes.

6.23 Intellectual Property. The Acquiror Company does not own, use or license any Intellectual Property in its business as presently conducted.

6.24 Title to Properties. The Acquiror Company owns (with good and marketable title in the case of real property) or holds under valid leases the rights to use all real property, plants, machinery, equipment and other personal property necessary for the conduct of its business as presently conducted, free and clear of all Liens, except Permitted Liens.

6.25 SEC Documents; Financial Statements. The Acquiror Company has filed all reports required to be filed by it under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the three (3) years preceding the date hereof (or such shorter period as the Acquiror Company was required by law to file such material) (the foregoing materials being collectively referred to herein as the “SEC Documents”). As of their respective dates, the SEC Documents and any registration statements filed under the Securities Act (the “Registration Statements”) complied in all material respects with the requirements of the Exchange Act and the Securities Act, as applicable, and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Documents or Registration Statements, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. All Material Acquiror Company Contracts to which the Acquiror Company is a party or to which the property or assets of the Acquiror Company are subject have been appropriately filed as exhibits to the SEC Documents and the Registration Statements as and to the extent required under the Exchange Act and the Securities Act, as applicable. The financial statements of the Acquiror Company included in the Registration Statement and the SEC Documents comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing, were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto, or, in the case of unaudited statements as permitted by Form 10-Q of the Commission), and fairly present in all material respects (subject in the case of unaudited statements, to normal, recurring audit adjustments) the financial position of the Acquiror Company as at the dates thereof and the results of its operations and cash flows for the periods then ended. The Acquiror Company was originally organized and operated through the date hereof as a bona fide operating business without any pre-existing plan or strategy that the Acquiror Company would

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serve primarily as a merger or acquisition candidate for an unidentified company or companies. The disclosure set forth in the SEC Documents and Registration Statements regarding the Acquiror Company’s business is current and complete and accurately reflects operations of the Acquiror Company as it exists as of the date hereof.

6.26 Stock Option Plans; Employee Benefits.

6.26.1 The Acquiror Company has no stock option plans providing for the grant by the Acquiror Company of stock options to directors, officers or employees.

6.26.2 The Acquiror Company has no employee benefit plans or arrangements covering their present and former employees or providing benefits to such persons in respect of services provided the Acquiror Company.

6.26.3 Neither the consummation of the transactions contemplated hereby alone, nor in combination with another event, with respect to each director, officer, employee and consultant of the Acquiror Company, will result in (a) any payment (including, without limitation, severance, unemployment compensation or bonus payments) becoming due from the Acquiror Company, (b) any increase in the amount of compensation or benefits payable to any such individual or (c) any acceleration of the vesting or timing of payment of compensation payable to any such individual. No agreement, arrangement or other contract of the Acquiror Company provides benefits or payments contingent upon, triggered by, or increased as a result of a change in the ownership or effective control of the Acquiror Company.

6.27 Money Laundering Laws. The operations of the Acquiror Company is and has been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all U.S. and non-U.S. jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Authority (collectively, the “Money Laundering Laws”) and no Proceeding involving the Acquiror Company with respect to the Money Laundering Laws is pending or, to the knowledge of the Acquiror Company, threatened.

6.28 Board Recommendation. The Acquiror Company Board, by unanimous written consent, has determined that this Agreement and the transactions contemplated by this Agreement are advisable and in the best interests of the Acquiror Company’s stockholders and has duly authorized this Agreement and the transactions contemplated by this Agreement.

6.29 Certain Registration Matters. The Acquiror Company has not granted or agreed to grant any person any rights (including “piggy-back registration rights) to have any securities of the Acquiror Company registered with the Commission or any other Governmental Authority that have not been satisfied.

SECTION VII

COVENANTS OF THE ACQUIROR COMPANY

7.1 SEC Documents. From and after the Closing Date, in the event the Commission notifies the Acquiror Company of its intent to review any SEC Document filed prior to the Closing Date or

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the Acquiror Company receives any oral or written comments from the Commission with respect to any SEC Document filed prior to the Closing Date or any disclosure regarding the Acquiror Company’s business or operations, as in existence through the date hereof in any SEC Document or registration statement filed after the Closing Date, the Acquiror Company shall promptly notify the Acquiror Company Principal Shareholder and the Acquiror Company Principal Shareholder shall fully cooperate with the Acquiror Company in connection with such review and response.

7.2 Schedule 14(f) Information Statement. Within ten (10) days following the Closing Date, the Acquiror Company will file and mail a Schedule 14(f) information statement to the stockholders of record of the Acquiror Company.

7.3 Form 8-K. Within four (4) business days of the Closing Date, the Acquiror Company shall file the Form 8-K.

SECTION VIII

COVENANTS AND AGREEMENTS OF THE PARTIES

8.1 Corporate Examinations and Investigations. Prior to the Closing, each party shall be entitled, through its employees and representatives, to make such investigations and examinations of the books, records and financial condition of the Company and the Acquiror Company (and any Subsidiary) as each party may reasonably request. In order that each party may have the full opportunity to do so, the Company and the Acquiror Company, the Shareholders and the Acquiror Company Principal Shareholder shall furnish each party and its representatives during such period with all such information concerning the affairs of the Company or the Acquiror Company or any Subsidiary as each party or its representatives may reasonably request and cause the Company or the Acquiror Company and their respective officers, employees, consultants, agents, accountants and attorneys to cooperate fully with each party’s representatives in connection with such review and examination and to make full disclosure of all information and documents requested by each party and/or its representatives. Any such investigations and examinations shall be conducted at reasonable times and under reasonable circumstances, it being agreed that any examination of original documents will be at each party’s premises, with copies thereof to be provided to each party and/or its representatives upon request.

8.2 Cooperation; Consents. Prior to the Closing, each party shall cooperate with the other parties and shall (i) in a timely manner make all necessary filings with, and conduct negotiations with, all authorities and other Persons the consent or approval of which, or the license or permit from which is required for the consummation of the Share Exchange and (ii) provide to each other party such information as the other party may reasonably request in order to enable it to prepare such filings and to conduct such negotiations.

8.3 Conduct of Business. Subject to the provisions hereof, from the date hereof through the Closing, each party hereto shall (i) conduct its business in the ordinary course and in such a manner so that the representations and warranties contained herein shall continue to be true and correct in all material respects as of the Closing as if made at and as of the Closing and (ii) not enter into any material transactions or incur any material liability (except in the ordinary course of its business) not required or specifically contemplated hereby, without first obtaining the written consent of the Company and the holders of a majority of voting stock of the Company, on the one hand, and the Acquiror Company and the holders of a majority of the Acquiror Company Common Stock, on the

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other hand. Without the prior written consent of the Company, the Shareholders, the Acquiror Company or the Acquiror Company Principal Shareholder, except as required or specifically contemplated hereby, each party shall not undertake or fail to undertake any action if such action or failure would render any of said warranties and representations untrue in any material respect as of the Closing.

8.4 Litigation. From the date hereof through the Closing, each party hereto shall promptly notify the representative of the other parties of any known Proceeding which after the date hereof are threatened or commenced against such party or any of its affiliates or any officer, director, employee, consultant, agent or shareholder thereof, in their capacities as such, which, if decided adversely, could reasonably be expected to have a Material Adverse Effect upon the condition (financial or otherwise), assets, liabilities, business, operations or prospects of such party or any of its Subsidiaries.

8.5 Notice of Default. From the date hereof through the Closing, each party hereto shall give to the representative of the other parties prompt written notice of the occurrence or existence of any event, condition or circumstance occurring which would constitute a violation or breach of this Agreement by such party or which would render inaccurate in any material respect any of such party’s representations or warranties herein.

8.6 Share Cancellation. Immediately prior to the Closing, Wansor shall cancel 155,466,645 shares of her Acquiror Company Common Stock.

8.7 Public Disclosure. Except to the extent previously disclosed or to the extent the parties are required by applicable law or regulation to make disclosure, prior to Closing, no party shall issue any statement or communication to the public regarding the transaction contemplated herein without the consent of the other party, which consent shall not be unreasonably withheld. To the extent a party hereto believes it is required by law or regulation to make disclosure regarding the transaction, it shall, if possible, immediately notify the other party prior to such disclosure and provide the opportunity for the other party to make reasonable comments to such disclosure.

8.8 Assistance with Post-Closing SEC Reports and Inquiries. Upon the reasonable request of the Company, after the Closing Date, the Acquiror Company Principal Shareholder shall use his reasonable best efforts to provide such information available to him, including information, filings, reports, financial statements or other circumstances of the Acquiror Company occurring, reported or filed prior to the Closing, as may be necessary or required by the Acquiror Company for the preparation of the post-Closing Date reports that the Acquiror Company is required to file with the Commission to remain in compliance and current with its reporting requirements under the Exchange Act, or filings required to address and resolve matters as may relate to the period prior to the Closing and any Commission comments relating thereto or any Commission inquiry thereof.

8.9 Transfers. The Acquiror Company Principal Shareholder will not sell, transfer, assign, hypothecate, lien, or otherwise dispose or encumber the shares owned by him.

8.10 No Loans or Advances. Except for loans and advances outstanding as of the Closing Date or such loans and advances that are in compliance with the Sarbanes-Oxley Act of 2002 and

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the rules and regulations promulgated thereunder, the Company will not make any loans, advances or other extensions of credit to the executive officers or directors of the Company, any Subsidiary or any family member or Affiliate of any of such executive officers or directors.

SECTION IX

CONDITIONS PRECEDENT OF THE ACQUIROR COMPANY

The Acquiror Company’s obligation to acquire the Shares and to take the other actions required to be taken by the Acquiror Company at the Closing Date is subject to the satisfaction, at or prior to the Closing Date, of each of the following conditions (any of which may be waived by the Acquiror Company, in whole or in part):

9.1 Accuracy of Representations. The representations and warranties of the Company and the Shareholders set forth in this Agreement or in any Schedule or certificate delivered pursuant hereto that are not qualified as to materiality shall be true and correct in all material respects as of the date of this Agreement except to the extent a representation or warranty is expressly limited by its terms to another date and without giving effect to any supplemental Schedule.

9.2 No Force Majeure Event. There shall not have been any delay, error, failure or interruption in the conduct of the business of the Company, or any loss, injury, delay, damage, distress, or other casualty, due to force majeure including but not limited to (a) acts of God; (b) fire or explosion; (c) war, acts of terrorism or other civil unrest; or (d) national emergency.

9.3 Consents. All material consents, waivers, approvals, authorizations or orders required to be obtained, and all filings required to be made, by the Company and/or the Shareholders for the authorization, execution and delivery of this Agreement and the consummation by them of the transactions contemplated by this Agreement, shall have been obtained and made by the Company or the Shareholders, as the case may be, except where the failure to receive such consents, waivers, approvals, authorizations or orders or to make such filings would not have a Material Adverse Effect on the Company or the Acquiror Company.

9.4 Certificate of Officer. The Company will have delivered to the Acquiror Company a certificate executed by an officer of the Company, certifying the satisfaction of the conditions specified in Sections 9.1, 9.2, and 9.3 relating to the Company.

9.5 Documents. The Company and the Shareholders must deliver to the Acquiror Company at the Closing:

9.5.1 share certificates evidencing the number of Shares held by the Shareholders, along with executed share transfer forms transferring such Shares to the Acquiror Company together with a certified copy of a board resolution of the Company approving the registration of the transfer of such shares to Acquiror Company (subject to Closing and payment of stamp duty);

9.5.2 a Secretary’s Certificate, dated the Closing Date certifying attached copies of (A) the Organizational Documents of the Company, (B) the resolutions of the Company Board approving this Agreement and the transactions contemplated hereby; and (C) the incumbency of each authorized officer of the Company signing this Agreement and any other agreement or instrument contemplated hereby to which the Company is a party;

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9.5.3 a Certificate of Good Standing of the Acquiror Company that is dated within five (5) business days of the Closing;

9.5.4 each of the Transaction Documents to which the Company and/or the Shareholders are a party, duly executed; and

9.5.5 such other documents as the Acquiror Company may reasonably request for the purpose of (A) evidencing the accuracy of any of the representations and warranties of the Company and the Shareholders pursuant to Section 9.1, (B) evidencing the performance of, or compliance by the Company and the Shareholders with, any covenant or obligation required to be performed or complied with by the Company or the Shareholders, as the case may be, (C) evidencing the satisfaction of any condition referred to in this Section 9, or (D) otherwise facilitating the consummation or performance of any of the transactions contemplated by this Agreement.

9.6 No Proceedings. There must not have been commenced or threatened against the Acquiror Company, the Company or the Shareholders, or against any Affiliate thereof, any Proceeding (which Proceeding remains unresolved as of the Closing Date) (a) involving any challenge to, or seeking damages or other relief in connection with, any of the transactions contemplated by this Agreement, or (b) that may have the effect of preventing, delaying, making illegal, or otherwise interfering with any of the transactions contemplated by this Agreement.

9.7 No Claim Regarding Stock Ownership or Consideration. There must not have been made or threatened by any Person any claim asserting that such Person (a) is the holder of, or has the right to acquire or to obtain beneficial ownership of the Shares or any other stock, voting, equity, or ownership interest in, the Company, or (b) is entitled to all or any portion of the Acquiror Company Preferred Shares.

9.8 Cancelled Shares. Prior to the Closing, the Cancelled Shares shall have been completed.

SECTION X

CONDITIONS PRECEDENT OF THE COMPANY

AND THE SHAREHOLDERS

The Shareholders’ obligation to transfer the Shares and the obligations of the Company to take the other actions required to be taken by the Company in advance of or at the Closing Date are subject to the satisfaction, at or prior to the Closing Date, of each of the following conditions (any of which may be waived by the Company and the Shareholders jointly, in whole or in part):

10.1 Accuracy of Representations. The representations and warranties of the Acquiror Company set forth in this Agreement or in any Schedule or certificate delivered pursuant hereto that are not qualified as to materiality shall be true and correct in all material respects as of the date of this Agreement except to the extent a representation or warranty is expressly limited by its terms to another date and without giving effect to any supplemental Schedule.

10.2 No Force Majeure Event. There shall not have been any delay, error, failure or interruption in the conduct of the business of the Acquiror Company, or any loss, injury, delay, damage, distress, or other casualty, due to force majeure including but not limited to (a) acts of

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God; (b) fire or explosion; (c) war, acts of terrorism or other civil unrest; or (d) national emergency.

10.3 Consents.

10.3.1 All material consents, waivers, approvals, authorizations or orders required to be obtained, and all filings required to be made, by the Acquiror Company for the authorization, execution and delivery of this Agreement and the consummation by it of the transactions contemplated by this Agreement, shall have been obtained and made by the Acquiror Company, except where the failure to receive such consents, waivers, approvals, authorizations or orders or to make such filings would not have a Material Adverse Effect on the Company or the Acquiror Company.

10.3.2 Without limiting the foregoing, the Schedule 14(f) Filing shall have been prepared to be filed with the Commission by the Acquiror Company after the Closing Date.

10.4 Certificate of Officer. The Acquiror Company will have delivered to the Company a certificate, dated the Closing Date, executed by an officer of the Acquiror Company, certifying the satisfaction of the conditions specified in Sections 10.1, 10.2, and 10.3 relating to the Acquiror Company.

10.5 Documents. The Acquiror Company must have caused the following documents to be delivered to the Company and/or the Shareholders:

10.5.1 share certificate(s) evidencing 1,000.999 shares of Acquiror Company Preferred Shares being issued to the Shareholders pursuant hereto;

10.5.2 a Secretary’s Certificate, dated the Closing Date certifying attached copies of (A) the Organizational Documents of the Acquiror Company, (B) the resolutions of the Acquiror Company Board approving this Agreement and the transactions contemplated hereby; and (C) the incumbency of each authorized officer of the Acquiror Company signing this Agreement and any other agreement or instrument contemplated hereby to which the Acquiror Company is a party;

10.5.3 a Certificate of Good Standing of the Acquiror Company that is dated within five (5) business days of the Closing;

10.5.4 each of the Transaction Documents to which the Acquiror Company is a party, duly executed;

10.5.5 the resignation of Wansor as the sole officer of the Acquiror Company on the Closing Date;

10.5.6 Acquiror Company Board Resolutions (i) appointing members of the Acquiror Company Board to be effective at the Effective Time, and (ii) appointing the new officers of the Acquiror Company to be effective at the Closing.

10.5.7 a statement from the Acquiror Company’s transfer agent regarding the number of issued and outstanding shares of common stock and preferred stock immediately before the Closing; and

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10.5.8 such other documents as the Company may reasonably request for the purpose of (i) evidencing the accuracy of any representation or warranty of the Acquiror Company pursuant to Section 10.1, (ii) evidencing the performance by the Acquiror Company of, or the compliance by the Acquiror Company with, any covenant or obligation required to be performed or complied with by the Acquiror Company, (iii) evidencing the satisfaction of any condition referred to in this Section 10, or (iv) otherwise facilitating the consummation of any of the transactions contemplated by this Agreement.

10.6 No Proceedings. Since the date of this Agreement, there must not have been commenced or threatened against the Acquiror Company, the Company or the Shareholders, or against any Affiliate thereof, any Proceeding (which Proceeding remains unresolved as of the date of this Agreement) (a) involving any challenge to, or seeking damages or other relief in connection with, any of the transactions contemplated hereby, or (b) that may have the effect of preventing, delaying, making illegal, or otherwise interfering with any of the transactions contemplated hereby.

10.7 No Claim Regarding Stock Ownership or Consideration. There must not have been made or threatened by any Person any claim asserting that such Person (a) is the holder of, or has the right to acquire or to obtain beneficial ownership of the Acquiror Company Common Stock or any other stock, voting, equity, or ownership interest in, the Acquiror Company, or (b) is entitled to all or any portion of the Acquiror Company Preferred Shares.

10.8 No Liability. There must not be any outstanding obligation or liability (whether accrued, absolute, contingent, liquidated or otherwise, whether due or to become due) of the Acquiror Company, whether or not known to the Acquiror Company.

10.9 Cancellation of Shares. Prior to the Closing, the Cancelled Shares shall have been completed.

10.10 Certificate of Designation. Prior to the Closing, the Series M Certificate of Designation of the Relative Rights and Preferences of the Series M Convertible Preferred Stock attached hereto as Exhibit A shall have been filed with the Secretary of State of Nevada.

SECTION XI

INDEMNIFICATION; REMEDIES

11.1 Survival. All representations, warranties, covenants, and obligations in this Agreement shall expire eighteen (18) months following the date this Agreement is executed (the “Survival Period”). The right to indemnification, payment of damages or other remedy based on such representations, warranties, covenants, and obligations will not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant, or obligation. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, payment of damages, or other remedy based on such representations, warranties, covenants, and obligations.

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11.2 Breach by the Shareholders. Nothing in this Section 11 shall limit the Acquiror Company’s right to pursue any appropriate legal or equitable remedy against the Shareholders with respect to any damages from and after the execution of this Agreement, until the expiration of the Survival Period arising, directly or indirectly, from or in connection with: (a) any breach by the Shareholders of any representation or warranty made by the Shareholders in this Agreement or in any certificate delivered by such Shareholders pursuant to this Agreement or (b) any breach by the Shareholders of any covenants or obligation in this Agreement required to be performed by the Acquiror Company or the Acquiror Company Principal Shareholder on or prior to the Closing Date or after the Closing Date. All claims of the Acquiror Company pursuant to this Section 11.2 shall be brought by the Acquiror Company and those Persons who were stockholders of the Acquiror Company immediately prior to the Closing Date.

SECTION XII

GENERAL PROVISIONS

12.1 Expenses. Except as otherwise expressly provided in this Agreement, each party to this Agreement will bear its respective expenses incurred in connection with the preparation, execution, and performance of this Agreement and the transactions contemplated by this Agreement, including all fees and expenses of agents, representatives, counsel, and accountants. In the event of termination of this Agreement, the obligation of each party to pay its own expenses will be subject to any rights of such party arising from a breach of this Agreement by another party.

12.2 Public Announcements. The Acquiror Company shall promptly, but no later than four (4) business days following the effective date of this Agreement, issue a press release disclosing the transactions contemplated hereby. The Acquiror Company shall also file with the Commission a Form 8-K describing the material terms of the transactions contemplated hereby as soon as practicable following the Closing Date but in no event more than four (4) business days following the Closing Date. Prior to the Closing Date, the Company and the Acquiror Company shall consult with each other in issuing the Form 8-K, the press release and any other press releases or otherwise making public statements or filings and other communications with the Commission or any regulatory agency or stock market or trading facility with respect to the transactions contemplated hereby and neither party shall issue any such press release or otherwise make any such public statement, filings or other communications without the prior written consent of the other, which consent shall not be unreasonably withheld or delayed, except that no prior consent shall be required if such disclosure is required by law, in which case the disclosing party shall provide the other party with prior notice of no less than three (3) calendar days, of such public statement, filing or other communication and shall incorporate into such public statement, filing or other communication the reasonable comments of the other party.

12.3 Confidentiality.

12.3.1 The Acquiror Company, the Acquiror Company Principal Shareholder, the Shareholders and the Company will maintain in confidence, and will cause their respective directors, officers, employees, agents, and advisors to maintain in confidence, any written, oral, or other information obtained in confidence from another party in connection with this Agreement or the transactions contemplated by this Agreement, unless (a) such information is already known to such party or to others not bound by a duty of confidentiality or such information becomes publicly available through no fault of such party, (b) the use of such information is necessary or appropriate

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in making any required filing with the Commission, or obtaining any consent or approval required for the consummation of the transactions contemplated by this Agreement, or (c) the furnishing or use of such information is required by or necessary or appropriate in connection with legal proceedings.

12.3.2 In the event that any party is required to disclose any information of another party pursuant to clause (b) or (c) of Section 12.3.1, the party requested or required to make the disclosure (the “disclosing party”) shall provide the party that provided such information (the “providing party”) with prompt notice of any such requirement so that the providing party may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Section 12.3. If, in the absence of a protective order or other remedy or the receipt of a waiver by the providing party, the disclosing party is nonetheless, in the opinion of counsel, legally compelled to disclose the information of the providing party, the disclosing party may, without liability hereunder, disclose only that portion of the providing party’s information which such counsel advises is legally required to be disclosed, provided that the disclosing party exercises its reasonable efforts to preserve the confidentiality of the providing party’s information, including, without limitation, by cooperating with the providing party to obtain an appropriate protective order or other relief assurance that confidential treatment will be accorded the providing party’s information.

12.3.3 If the transactions contemplated by this Agreement are not consummated, each party will return or destroy all of such written information each party has regarding the other party.

12.4 Notices. All notices, demands, consents, requests, instructions and other communications to be given or delivered or permitted under or by reason of the provisions of this Agreement or in connection with the transactions contemplated hereby shall be in writing and shall be deemed to be delivered and received by the intended recipient as follows: (i) if personally delivered, on the business day of such delivery (as evidenced by the receipt of the personal delivery service), (ii) if mailed certified or registered mail return receipt requested, two (2) business days after being mailed, (iii) if delivered by overnight courier (with all charges having been prepaid), on the business day of such delivery (as evidenced by the receipt of the overnight courier service of recognized standing), or (iv) if delivered by facsimile transmission, on the business day of such delivery if sent by 6:00 p.m. in the time zone of the recipient, or if sent after that time, on the next succeeding business day (as evidenced by the printed confirmation of delivery generated by the sending party’s telecopier machine). If any notice, demand, consent, request, instruction or other communication cannot be delivered because of a changed address of which no notice was given (in accordance with this Section 12.4), or the refusal to accept same, the notice, demand, consent, request, instruction or other communication shall be deemed received on the second business day the notice is sent (as evidenced by a sworn affidavit of the sender). All such notices, demands, consents, requests, instructions and other communications will be sent to the following addresses or facsimile numbers as applicable.

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If to Acquiror Company: Helmer Directional Drilling Corp. 11759 Crystal Avenue Chino, California 91710 Attention: CEO Telephone No.: 951-500-8583

If to the Company: Excelsior Gold Corp 715 13th Street NE Wenatchee, Washington 98802 Attention: Chief Executive Officer Telephone No.: 509-884-2218	with a copy, which shall not constitute notice, to: Acadia Group 11650 South State St., Suite 240 Draper, Utah 84020 Attention: John Thomas, Esq. Telephone No.: 801-816-2500

12.5 Arbitration. Any dispute or controversy under this Agreement shall be settled exclusively by arbitration in the State of Nevada in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitration award in any court having jurisdiction.

12.6 Further Assurances. The parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

12.7 Waiver. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

12.8 Entire Agreement and Modification. This Agreement supersedes all prior agreements between the parties with respect to its subject matter and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by the party against whom the enforcement of such amendment is sought.

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12.9 Assignments, Successors, and No Third-Party Rights. No party may assign any of its rights under this Agreement without the prior consent of the other parties. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of and be enforceable by the respective successors and permitted assigns of the parties. Except as set forth in Section 11.3 hereof, nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.

12.10 Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

12.11 Section Headings, Construction. The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to “Section” or “Sections” refer to the corresponding Section or Sections of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word “including” does not limit the preceding words or terms.

12.12 Governing Law. This Agreement will be governed by the laws of the State of Nevada without regard to conflicts of laws principles.

12.13 Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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COUNTERPART SIGNATURE PAGE

IN WITNESS WHEREOF, the parties have executed and delivered this Share Exchange Agreement as of the date first written above.

Acquiror Company: Helmer Directional Drilling Corp. Signed: ________________________ Printed name: Georgette Wansor Title: President, Chief Executive Officer and Chief Financial Officer

Company: Excelsior Gold Corp Signed: _______________________ Printed name: Doug McFarland Title: Chief Executive Officer

COUNTERPART SIGNATURE PAGE

IN WITNESS WHEREOF, the parties have executed and delivered this Share Exchange Agreement as of the date first written above.

SHAREHOLDERS:

Doug McFarland

By:

Name: Doug McFarland

Alto Cascade Resources, LLC

By:

Name:

Title:

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West Coast Resource Associates, LLC

By:

Name:

Title:

SCHEDULES

Schedule 4.1.3 Shareholder Ownership of Shares

Schedule 5.1 Company Organization and Qualification

Schedule 5.2 Company Subsidiaries

Schedule 5.7.1 Capitalization of the Company

Schedule 5.11 Company Brokers or Finders

Schedule 6.1 Acquiror Company Organization and Qualification

Schedule 6.2 Acquiror Company Subsidiaries

Schedule 6.11 Acquiror Company Brokers or Finders

Schedule 6.12 Acquiror Company Absence of Undisclosed Liabilities

Schedule 6.13 Changes

Schedule 6.15.1 Employees

Schedule 6.15.2 Acquiror Company Employees

Schedule 6.20 Interested Party Transactions

Schedule 6.22 Bank Accounts

Schedule 6.25 Acquiror Company SEC Documents

Schedule 6.29 Certain Registration Matters

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EXHIBIT A

SERIES M CERTIFICATE OF DESIGNATION

APPENDIX C

CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS OF THE

SERIES M CONVERTIBLE PREFERRED STOCK

OF

HELMER DIRECTIONAL DRILLING CORP.

The Articles of Incorporation of Helmer Directional Drilling Corp, a Nevada corporation (the “Company”), provide that the Company is authorized to issue 25,000,000 shares of preferred stock with a par value of $0.001, and that the Board of Directors have the authority to attach such terms as they deem fit with respect to the preferred stock.

Pursuant to the authority conferred upon the Board of Directors by the Articles of Incorporation, and pursuant to Section 78.1955 of the Nevada Revised Statutes, the Board of Directors, by Unanimous Written Consent, dated March 11, 2013, adopted a resolution providing for the designation, rights, powers and preferences and the qualifications, limitations and restrictions of 1,500 shares of Series M Convertible Preferred Stock, and that a copy of such resolution is as follows:

RESOLVED, that pursuant to the authority vested in the Board of Directors of the Company, the provisions of its Articles of Incorporation, and in accordance with the Nevada Revised Statutes, the Board of Directors hereby authorizes the filing of a Certificate of Designations, Preferences and Rights of Series M Convertible Preferred Stock of the Company. Accordingly, the Company is authorized to issue Series M Convertible Preferred Stock with par value of $0.001 per share, which shall have the powers, preferences and rights and the qualifications, limitations and restrictions thereof, as follows:

1. Designation and Rank. The designation of such series of the Preferred Stock shall be the Series M Convertible Preferred Stock, par value $0.001 per share (the “Series M Preferred Stock”). The maximum number of shares of Series M Preferred Stock shall be 1,500 shares. The Series M Preferred Stock shall rank pari passu to the Company’s common stock, par value $0.001 per share (the “Common Stock”), and junior to all other classes and series of equity securities of the Company which by their terms do not rank pari passu. The Series M Preferred Stock shall be subordinate to and rank junior to all indebtedness of the Company now or hereafter outstanding.

2. Dividends.

The Series M Preferred Stock shall not pay a dividend; provided that no cash dividends or distributions shall be declared or paid or set apart for payment on the Common Stock unless such cash dividend or distribution is likewise declared, paid or set apart for payment on the Series M Preferred Shares.

3. Voting Rights. Holders of the Series M Preferred Stock shall vote on an “as converted” basis, together as a single class, with the Common Stock, on all matters requiring the approval, ratification or consent of holders of Common Stock of the Company. The Common Stock into which the Series M Preferred Stock is convertible shall, when issued, have all of the same voting

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rights as other issued and outstanding Common Stock of the Company, and none of the rights of the Series M Preferred Stock.

4. Conversion. The holder of Series M Preferred Stock shall have the following conversion rights (the “Conversion Rights”):

(a) Mandatory Conversion. On or after the Issuance Date, at such time when the Company amends its Articles of Incorporation to increase the number of authorized shares of Common Stock to such number that is equal to or greater than seven hundred million (700,000,000), the holder of any such shares of Series M Preferred Stock shall automatically convert (a “Mandatory Conversion”) all of the shares of Series M Preferred Stock held by such person into a number of fully paid and nonassessable shares of Common Stock equal to the product of (i) the number of shares of Series M Preferred Stock; and (ii) the Conversion Multiple (as defined in Section 4(c) below).

(b) Mechanics of Mandatory Conversion. The Mandatory Conversion of Series M Preferred Stock shall be conducted in the following manner:

(i) Holder's Delivery Requirements. Upon the Mandatory Conversion, the holder thereof shall surrender to a common carrier for delivery to the Company’s designated transfer agent (the “Transfer Agent”) as soon as practicable following such Mandatory Conversion the original certificates representing the shares of Series M Preferred Stock being converted (or an indemnification undertaking with respect to such shares in the case of their loss, theft or destruction) (the “Preferred Stock Certificates”).

(ii) Company's Response and Common Stock Issuance. Upon the Mandatory Conversion, the Company shall immediately send, via facsimile, a confirmation of receipt of such Preferred Stock Certificates to such holder. Upon receipt by the Transfer Agent of the Preferred Stock Certificates, the Company shall, within three (3) trading days following the later of the (x) Mandatory Conversion, and (y) date of receipt of the Preferred Stock Certificates by the Transfer Agent, issue and deliver to the holder certificates registered in the name of the holder or its designee, representing the number of shares of Common Stock to which the holder shall be entitled.

(iii) Record Holder. The person or persons entitled to receive the shares of Common Stock issuable upon a conversion of the Series M Preferred Stock shall be treated for all purposes as the record holder or holders of such shares of Common Stock from and after the Conversion Date.

(c) Conversion Price.

(i) The term “Conversion Multiple” shall mean Three Hundred One Thousand Six Hundred Ninety Nine (301,699).

(d) No Impairment. The Company shall not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder, but shall at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all

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such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series M Preferred Stock against impairment.

(e) Issue Taxes. The Company shall pay any and all issue and other taxes, excluding federal, state or local income taxes, that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of shares of Series M Preferred Stock pursuant hereto; provided, however, that the Company shall not be obligated to pay any transfer taxes resulting from any transfer requested by any holder in connection with any such conversion.

(f) Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by facsimile or three (3) business days following being mailed by certified or registered mail, postage prepaid, return-receipt requested, addressed to the holder of record at its address appearing on the books of the Company.

(g) Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of the Series M Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Company shall round the number of shares to be issued upon conversion up to the nearest whole number of shares.

(h) Retirement of Series M Preferred Stock. Conversion of Series M Preferred Stock shall be deemed to have been effected on a Mandatory Conversion.

5. No Preemptive Rights. No holder of the Series M Preferred Stock shall be entitled to rights to subscribe for, purchase or receive any part of any new or additional shares of any class, whether now or hereinafter authorized, or of bonds or debentures, or other evidences of indebtedness convertible into or exchangeable for shares of any class, but all such new or additional shares of any class, or any bond, debentures or other evidences of indebtedness convertible into or exchangeable for shares, may be issued and disposed of by the Board of Directors on such terms and for such consideration (to the extent permitted by law), and to such person or persons as the Board of Directors in their absolute discretion may deem advisable.

6. Vote to Change the Terms of or Issue Preferred Stock. The affirmative vote at a meeting duly called for such purpose or the written consent without a meeting, of the Majority Holders (in addition to any other corporate approvals then required to effect such action), shall be required for any change to this Certificate of Designation or the Company's Articles of Incorporation which would amend, alter, change or repeal any of the powers, designations, preferences and rights of the Series M Preferred Stock.

7. Lost or Stolen Certificates. Upon receipt by the Company of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of any Preferred Stock Certificates representing the shares of Series M Preferred Stock, and, in the case of loss, theft or destruction, of any indemnification undertaking by the holder to the Company and, in the case of mutilation, upon surrender and cancellation of the Preferred Stock Certificate(s), the Company shall execute and deliver new preferred stock certificate(s) of like tenor and date; provided, however, that the Company shall not be obligated to re-issue Preferred Stock Certificates if the holder contemporaneously requests the Company to convert such shares of Series M Preferred Stock into Common Stock.

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8. Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Certificate of Designation shall be cumulative and in addition to all other remedies available under this Certificate of Designation, at law or in equity (including a decree of specific performance and/or other injunctive relief), no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit a holder's right to pursue actual damages for any failure by the Company to comply with the terms of this Certificate of Designation. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the holder thereof and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the holders of the Series M Preferred Stock and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the holders of the Series M Preferred Stock shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

9. Specific Shall Not Limit General; Construction. No specific provision contained in this Certificate of Designation shall limit or modify any more general provision contained herein. This Certificate of Designation shall be deemed to be jointly drafted by the Company and all initial purchasers of the Series M Preferred Stock and shall not be construed against any person as the drafter hereof.

10. Failure or Indulgence Not Waiver. No failure or delay on the part of a holder of Series M Preferred Stock in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

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[Signature page to the Certificate of Designations of Series M Convertible Preferred Stock]

IN WITNESS WHEREOF, the undersigned has executed and subscribed this Certificate and does affirm the foregoing as true this 14th day of March, 2013.

HELMER DIRECTIONAL DRILLING CORP.

By: ___/s/ Georgette Wansor_______________

Name: Georgette Wansor

Title: Chief Executive Officer and Chief Financial Officer

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APPENDIX D

RESTATED ARTICLES OF INCORPORATION

Helmer Directional Drilling Corp., a corporation organized and existing under the laws of the State of Nevada, hereby certifies as follows:

1. The name of the corporation is hereby being changed in this restatement to Excelsior Gold and Metals, Inc. It was originally incorporated under the name of Exclusive Apparel, and the original Articles of Incorporation of the corporation were filed with the Secretary of State of Nevada on September 15, 2002.

2. Pursuant to Chapter 78, Title 7 of Nevada Revised Statutes, these Restated Articles of Incorporation restate in its entirety and integrate and further amend the provisions of the Articles of Incorporation of this corporation.

3. These Amended and Restated Articles have been adopted and approved by holders of a majority of the outstanding voting shares of the corporation.

4. The text of the Restated Articles of Incorporation as heretofore restated in its entirety is hereby restated and further amended to read as follows:

ARTICLES OF INCORPORATION

OF

EXCELSIOR GOLD AND METALS, INC.

ARTICLE I. NAME

The name of the corporation is EXCELSIOR GOLD AND METALS, INC. (the “Corporation”).

ARTICLE II. REGISTERED OFFICE

The name and address of the Corporation’s registered office in the State of Nevada is Nevada Corporate Credibility, LLC, 2620 Regatta Drive, #102, in the city of Las Vegas, in the State of Nevada.

ARTICLE III. PURPOSE

The purpose or purposes of the corporation is to engage in any lawful act or activity for which corporations may be organized under Nevada Law.

ARTICLE IV. CAPITAL STOCK

The Corporation is authorized to issue two classes of shares to be designated, respectively, "Preferred Stock" and "Common Stock." The number of shares of Preferred Stock authorized to be issued is Twenty Five Million (25,000,000). The number of shares of Common Stock authorized to

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be issued is Seven Hundred Million (700,000,000). The Preferred Stock and the Common Stock shall each have a par value of $0.001 per share.

(A) Provisions Relating to the Common Stock. Each holder of Common Stock is entitled to one vote for each share of Common Stock standing in such holder's name on the records of the Corporation on each matters submitted to a vote of the stockholders, except as otherwise required by law.

(B) Provisions Relating to the Preferred Stock. The Board of Directors (the "Board") is authorized, subject to limitations prescribed by law and the provisions of this article 4, to provide for the issuance of the shares of Preferred Stock in one or more series, and by filing a certificate pursuant to the applicable law of the State of Nevada, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof. The authority of the Board with respect to each series shall include, but not be limited to, determination of the following:

(1) The number of shares constituting that series and distinctive designation of that series;

(2) The dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which dates or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

(3) Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

(4) Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board shall determine;

(5) Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

(6) Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

(7) The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of share of that series;

(8) Any other relative or participation rights, preferences and limitations of that series;

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(9) If no shares of any series of Preferred Stock are outstanding, the elimination of the designation, powers, preferences, and right of such shares, in which event such shares shall return to their status as authorized but undesignated Preferred Stock.

ARTICLE V. BOARD OF DIRECTORS

(A)             Number. The number of directors constituting the entire Board shall be as fixed from time to time by vote of a majority of the entire Board, provided, however, that the number of directors shall not be reduced so as to shorten the term of any director at the time in office.

(B) Vacancies.  Vacancies on the Board shall be filled by the affirmative vote of the majority of the remaining directors, though less than a quorum of the Board, or by election at an annual meeting or at a special meeting of the stockholders called for that purpose.

(C) The election of directors need not be by written ballot.

ARTICLE VI. BYLAWS

In furtherance and not in limitation of the powers conferred by statute, the Board is expressly authorized to make, alter, amend or repeal the Bylaws of the Corporation.

ARTICLE VII. LIABILITY

To the fullest extent permitted by Nevada law as the same exists or as may hereafter be amended, no director of the Corporation shall be personally liable to the Corporation or its stockholders for or with respect to any acts or omissions in the performance of his or her duties as a director of the Corporation. Any amendment or repeal of this Article VII will not eliminate or reduce the affect of any right or protection of a director of the Corporation existing immediately prior to such amendment or repeal.

ARTICLE VIII. STOCKHOLDER MEETINGS

Meetings of stockholders may be held within or without the State of Nevada as the Bylaws may provide. The books of the Corporation may be kept outside the State of Nevada at such place or places as may be designated from time to time by the Board or in the Bylaws of the Corporation.

ARTICLE IX. AMENDMENT OF ARTICLES OF INCORPORATION

The Corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

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I, THE UNDERSIGNED, being the Secretary of Excelsior Gold and Metals, Inc. pursuant to Chapter 78, Article 7 of Nevada Revised Statutes, hereby declare and certify, under penalties of perjury, that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this ___ day of _____________, 2013.

/s/ Chene C. Gardner

Chene C. Gardner

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